Exhibit 4.9

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this “Loan Agreement”) is made and entered into at Chicago, Illinois, on June 30, 2016, by and between Linchpin Investors LLC, a Delaware limited liability company (“Lender”), and IGM, LLC an Illinois limited liability company (“IGM”), Harborside Illinois Grown Medicine, Inc., an Illinois corporation (“Harborside”), and IL Grown Medicine LLC, an Illinois limited liability company (“Grown Medicine”) [Harborside and Grown Medicine are sometimes collectively referred to as “Borrowers”].

1. BACKGROUND. Contemporaneously with the execution of this Loan Agreement, 4Front Advisors, LLC, an Arizona limited liability company and an affiliate of Lender. (“4Front”), Mission Partners USA, LLC, a Delaware limited liability company and an Affiliate of Lender (“Mission”), Lender, IGM and Borrowers entered into that certain Share and Membership Unit Issuance Agreement dated even date herewith (the “Issuance Agreement”) providing for, among other things, Linchpin making the credit facilities described in Paragraph 3 to Borrowers (collectively, the “Loans”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements and obligations set forth in this Loan Agreement and other good and valuable consideration, the receipt and sufficiency of such consideration being hereby acknowledged, Lender, IGM and Borrowers hereby agree as set forth in this Loan Agreement.

2. DEFINITIONS. The capitalized terms set forth in this Agreement which are not defined in the text of this Agreement are defined in the Glossary of Defined Terms (see Paragraph 14) or the UCC.

3. THE LOANS. Contemporaneously with the execution of this Loan Agreement, Lender shall loan to Borrowers the original principal sum of One Million Six Hundred Fifteen Thousand Dollars ($1,615,000) [the “Initial Loan”], accruing interest at the rate of five percent (5%) per annum (the “Base Rate”), and otherwise in accordance with the terms and provisions of the Secured Promissory Note in the form of Exhibit “1” (the “Secured Promissory Note”) executed and delivered by Borrowers to Lender. A portion of the Initial Loan shall be used to pay the existing matured secured loan from Mission to IGM in the approximate amount of One Million Seventy-One Thousand Dollars ($1,071,000).

A. When Mission is approved by:

(1)

the Illinois Department of Financial and Professional Regulation as the owner of a majority of the issued and outstanding shares of the stock of Harborside and Mission’s designees are approved as two of the three members of the Board of Directors of Harborside; and

(2)

the Illinois Department of Agriculture as the owner of a majority of the membership interests in Grown Medicine and Mission’s designees are approved as two of the three members of the Board of Managers of Grown Medicine,

Lender shall also make available to Borrowers an additional Two Million Three Hundred Eighty-Five Thousand Dollars ($2,385,000) line of credit (the “Second Loan”), accruing interest on the principal outstanding from time to time at the Base Rate, to fund the build out of Harborside’s medical marijuana dispensary and Grown Medicine’s cultivation facility in accordance with the terms and provisions of the Secured Line of Credit Promissory Note in the form of Exhibit “2” executed and delivered by Borrowers to Lender ..

B. Lender shall also loan to Borrowers an additional Three Million Dollars ($3,000.000) [the “Third Loan”], accruing interest at the Base Rate, for additional working capital required due to a significant expansion of the Illinois Medical Marijuana program, including, without limitation, a meaningful extension of the current “sunset date” and the inclusion of additional qualifying conditions and the attendant increase in Harborside’s and Grown Medicine’s respective businesses or earlier in Lender’s discretion. The Third Loan shall be evidenced by Borrowers’ execution and delivery of an additional secured promissory note in form and substance acceptable to Lender (the Issuance Agreement, this Loan Agreement, the Secured Promissory Note and all other promissory notes, agreements, documents and instruments executed and delivered contemporaneously herewith or therewith or pursuant hereto or thereto are collectively, the “Transaction Documents”).

C. Notwithstanding the foregoing, if IGM is unable to reach a settlement in the pending litigation with Harborside Licensing and Services, LLC, a California limited liability company, on or before June 30, 2017, the Third Loan shall be reduced to One Million Six Hundred Fifteen Thousand Dollars ($1,615,000).

4. COLLATERAL. To secure the full and timely payment of the Loans and any and all other sums, amounts and obligations of either Borrower to Lender or Lender’s Affiliates and each Borrower’s and IGM’s full and timely performance of all covenants, duties and obligations to Lender or Lender’s Affiliates pursuant to this Loan Agreement, the other Transaction Documents and otherwise, each Borrower hereby pledges, assigns and grants to Lender a continuing and unconditional first position priority security interest and lien in and to any and all of its now existing and hereafter arising or acquired tangible and intangible personal property and real property of any kind, nature or description whatsoever, wherever located, and all of each Borrower’s books, records and recorded data relating thereto, regardless of the medium of recording or storage (collectively, the “Collateral”), including, without limitation, all:

A. Accounts, including, without limitation, Accounts Receivable, and all Goods whose sale, lease or other disposition by either Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower, or rejected or refused by an Account Debtor;

B. Inventory, including raw materials, work-in-process and finished goods;

C. Goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures;

D. Intellectual Property;

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E. Software and computer programs;

F. Money, Securities, Investment Property, FinanCial A.ssets and Deposit Accounts;

G. Leases, including that certain Industrial Building Lease dated as of September 1, 2015, between Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common, as Landlord, and Grown Medicine, as Tenant, as amended from time to time (the “Grown Medicine Lease”);

H. Contract Rights and Claims, including, without limitation, Commercial Tort Claims and Supporting Obligations;

I. Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit and General Intangibles, including Payment Intangibles; and

J. products and Cash Proceeds or Non-Cash Proceeds of the foregoing, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

K. Contemporaneously with the execution of this Loan Agreement, Grown Medicine shall execute and deliver to Lender a Collateral Assignment of the Grown Medicine Lease in the form of Exhibit “3”.

1. Each Borrower shall make appropriate entries upon its respective financial statements and books and records disclosing Lender’s perfected Encumbrance in, to and upon the Collateral.

M. Each Borrower hereby authorizes Lender to file VCC financing statements and amendments and renewals to DCC financing statements and other filings or recordings in all jurisdictions which Lender determines appropriate without either Borrower’s signature, and authorizes Lender to describe the Collateral in such financing statements in any manner Lender determines to be appropriate.

N. Borrowers shall execute and deliver to Lender all other agreements, documents and instruments as Lender may request to fully evidence the Loans and the perfection of Lender’s Encumbrance in, to and upon the Collateral.

O. Borrowers shall, at their sole expense, maintain the Collateral in good and safe operating order and condition, reasonable wear and tear excepted, and in accordance with the requirements of any federal, state, county, municipal, local or other governmental authority.

P. Borrowers shall immediately notify Lender of any seizure of, levy upon, loss of possession of, destruction of or damage to the Collateral.

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Q. If Borrowers fail to maintain the Collateral as required, then Lender, without waiving any Event of Default hereunder, may, but shall not be obligated to, perform such maintenance and all sums paid by Lender to maintain the Collateral shall be part of the Loans, accruing interest at the Default Rate, secured by the Collateral, but payable on demand.

5. BORROWERS’ PLACE OF BUSINESS. Borrowers keep and will continue to keep the Collateral and all records relating to the Collateral at its chief executive office or the other locations listed on Exhibit “4” (collectively, the “Business Premises”). Notwithstanding the forgoing, if any of the Collateral is to be located other than at the Business Premises, Borrowers shall notify Lender of such location prior to the delivery or relocation of any Collateral to such location or the opening or closing of any place of business, office or other location. Lender and its agents shall have the right at all times to enter onto the Business Premises and examine and inspect the Collateral and all related records.

6. PRIORITY OF SECURITY INTERESTS. Borrowers represent, warrant and covenant unto Lender that Lender’s Encumbrance in, to and upon the Collateral shall at all times constitute a valid perfected first priority security interest and lien in and to all of the Collateral. All reasonable costs and expenses incurred by Lender with respect to the administration, enforcement, collection or protection of its Encumbrance in, to and upon the Collateral, enforcement of any claims against Borrowers or the exercise of any of Lender’s rights, remedies or privileges pursuant to this Loan Agreement, any of the other Transaction Documents, at law, in equity or otherwise, including, but not limited to, attorneys’ and paralegals’ fees, shall be additional Loans, accruing interest at the Default Rate, secured by the Collateral, but payable on demand.

7. GUARANTY AND PLEDGE OF SHARES AND MEMBERSHIP INTERESTS. IGM hereby voluntarily, knowingly, unconditionally and irrevocably guaranties the full and timely payment of all Loans and any and all other sums, amounts and obligations of either Borrower to Lender and Lender’s Affiliates and each Borrower’s full and timely performance of all covenants, duties and obligations to Lender and Lender’s Affiliates pursuant to this Loan Agreement, the other Transaction Documents and otherwise (the “Guaranty”).

A. To secure the full and timely payment to Lender of the Loans and any and all other sums, amounts and obligations of either Borrower to Lender and Lender’s Affiliates and each Borrower’s full and timely performance of all covenants, duties and obligations to Lender and Lender’s Affiliates pursuant to this Loan Agreement, the other Transaction Documents and otherwise, and IGM’s full and timely performance of the Guaranty, IGM hereby pledges, assigns and grants to Lender a continuing and unconditional first position priority security interest and lien in and to:

(1)

any and all now existing and hereafter arising or acquired shares of the stock of Harborside, currently _ shares of Harborside’s stock (“IGM’s Current Shares”), and subsequently it is anticipated that IGM’s Current Shares will be exchanged for the issuance to IGM of 400,000 shares of Harborside’s no par value Class B non-voting cornman shares (the “Pledged Shares”); and

(2)

any and all now existing and hereafter arising or acquired membership interests in Grown Medicine, currently one hundred percent (100%) of Grown Medicine’s membership interests (“IGM’s Current Membership Interest”), and subsequently, it is anticipated that IGM’s Current Membership Interest will be exchanged for 400,000 Class B non-voting membership units of Grown Medicine (the “Pledged Interest”).

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B. Contemporaneously with the execution of this Loan Agreement, IGM shall deliver to Lender its certificate evidencing the IGM’s Current Shares and subsequently, upon issuance, the certificates evidencing the Pledged Shares and the Pledged Interest, together with Assignments Separate From Certificate in the forms of Exhibit “5” duly executed in blank and in form and substance sufficient to transfer the IGM’s Current Shares, the Pledged Shares and the Pledged Interest to Lender.

8. TAXES. Borrowers shall pay promptly when due all sales, use, excise, personal property, income, withholding and other taxes, assessments and governmental charges for which Borrowers are or may be liable, including, without limitation, taxes, assessments and governmental charges upon and relating to the ownership or use of the Collateral, each Borrower’s business and each Borrower’s revenue, receipts and income. Borrowers shall not permit or suffer to remain, and will promptly discharge, any Encumbrance on any of the Collateral arising from any unpaid tax, assessment, levy, governmental charge or otherwise. If Borrowers fails to timely pay any such tax, assessment, levy or governmental charge, or to discharge any such Encumbrance, then Lender, without waiving any Event of Default, may, but shall not be obligated to, make such payment, or discharge such Encumbrance. All sums paid by Lender in satisfaction, or on account, of any such taxes, levies, assessments or governmental charges, or to discharge or release any such Encumbrances, including, but not limited to, reasonable attorneys’ fees, court costs and other expenses, shall be part of the Loans, accruing interest at the Default Rate, secured by the Collateral, but payable on demand.

9. INSURANCE. Borrowers shall, at their sole expense, keep all of the Collateral insured against loss or damage by fire, theft, explosion and such other risks ordinarily insured against by other owners or users of similar property for the full insurable value thereof pursuant to policies of insurance in such form, with such companies and in such amounts as may be reasonably satisfactory to Lender. All such insurance policies shall contain a lender’s loss payable endorsement naming Lender as loss payee and additional insured, and copies of such policies shall be delivered to Lender upon demand. All proceeds payable under any of such policies shall be paid to Lender and first applied to the Loans. Each policy shall contain an endorsement that such policy cannot be changed, modified, altered or canceled without, in each instance, 30 days .prior written notice to Lender.

A. If Borrowers fail to obtain or maintain any of the policies of insurance required above, or fail to timely pay all or any portion of the premiums for such policies, then Lender, without waiving any Event of Default, may, but shall not be obligated to, obtain and cause to be maintained any or all of such policies of insurance and pay all or any part of the premiums due therefor, and any amounts paid by Lender shall be part of the Loans, accruing interest at the Default Rate, secured by the Collateral, but payable on demand.

B. Each Borrower hereby irrevocably appoints Lender, and all officers, employees and agents designated by Lender, as Borrowers’ attorney-in-fact to settle and adjust any and all insurance losses, to sign all applications, receipts, releases and other documents necessary to settle such losses and obtain any unearned premium, to execute proofs of loss, to make settlements, to endorse and deposit any check or other item payable to either Borrower issued in connection therewith and to apply the same to the Loans.

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10. REPRESENTATIONS, WARRANTIES AND COVENANTS.

A. Each Borrower and 10M, individually and collectively, hereby represents, warrants and covenants unto Lender as follows:

(1) Harborside is a corporation and Orown Medicine is a limited liability company, duly incorporated or organized, as applicable, validly existing, and in good standing under the laws of the state of Illinois;

(2) this Loan Agreement and the other Transaction Documents are duly authorized, executed and delivered by Borrowers and 10M, and constitutes a legal, valid and binding obligation of Borrowers and 10M enforceable in accordance with its terms;

(3) the execution, delivery and performance by Borrowers and 10M of this Loan Agreement and the other Transaction Documents shall not constitute a breach of any provision of applicable law or any provision of any agreement, document or instrument to which either Borrower or 10M is a party;

(4) the Collateral will be used solely for commercial or business purposes;

(5) other than Lender’s Encumbrance, Mission’s Encumbrance which will be released upon payment in full of the Initial Loan and those items set forth on Schedule 10A(5), the Collateral is, and at all times shall remain, free and clear of any and all Encumbrances; and

(6) Borrowers and 10M shall promptly supply Lender with such other information as Lender may request, and shall promptly notify Lender of any default in any agreement executed by either Borrower or 10M and delivered to Lender or Lender’s Affiliates.

B. Each Borrower and 10M hereby represent, warrant and covenant unto Lender that it shall not, without the prior consent of Lender:

(1) grant, create or permit an Encumbrance in, to or upon any of the Collateral;

(2) permit any levy, attachment or restraint to be made or exist on any of the Collateral;

(3) merge or consolidate with any other firm, business or entity;

(4) dissolve, liquidate, sell, transfer or otherwise dispose of all or any portion of either Borrower’s or 10M’s assets, tangible or intangible personal property or real property outside of the ordinary course of business; or

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(5) change either Borrower’s legal name, form of organization or chief executive office.

11. REMEDIES. Upon an Event of Default, without notice or any demand by Lender to or upon Borrowers or IGM, at the sole discretion and option of Lender, the Loans shall be immediately due and payable and Lender may exercise any and all rights and remedies afforded to a “secured party” pursuant to this Loan Agreement, the other Transaction Documents, the UCC, at law, in equity or otherwise, including, without limitation, the right to sell, transfer, lease or otherwise dispose of any or all of the Collateral at public auction or private sale, for cash or on credit, as Lender may elect at its option. Borrowers agree that thirty days’ notice of any such sale is reasonable. Upon request, Borrowers shall assemble the Collateral and make it available to Lender at a location designated by Lender.

A. Upon an Event of Default, Lender shall also have the right to take immediate and exclusive possession of the Collateral, or any part thereof, and for that purpose, Borrowers hereby grant to Lender the unqualified right and license to enter upon the Business Premises or any premises where the Collateral or any portion thereof may be situated, and to take possession and remove the Collateral therefrom.

(1) Borrowers irrevocably waive any bonds, surety or other security required by any statute, court rules or otherwise as a requirement for Lender to take possession of the Collateral, and Borrowers waive any demand for possession prior to the commencement of any suit or action with respect thereto and in any other related action.

(2) During the time that Lender is in the possession of the Collateral, and to the extent permitted by law, Lender shall have the right to:

(a) hold, use, operate, manage and control all or any portion of the Collateral;

(b) make any repairs, replacements, alterations, additions, and improvements to the Collateral as Lender may deem proper;

(c) demand, collect and retain all earnings, proceeds and other sums or amounts due or to become due with respect to the Collateral; and

(d) exercise or continue to exercise all of the rights and remedies granted to Lender.

(3) Without limiting the foregoing, Lender shall also be entitled to have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all of the rights specified in this Paragraph 11.

C. After an Event of Default, the proceeds of any sale or other disposition of the Collateral shall be applied first to Lender’s costs of collecting the Loans, if any, then to accrued and unpaid interest and lastly to principal. Borrowers shall, jointly and severally, pay to Lender all reasonable fees, costs and expenses of or incidental to retaking, holding, preparing for sale and selling the Collateral, exercIsmg Lender’s rights and remedies pursuant to this Loan Agreement, the other Transaction Documents, the DCC, at law, in equity or otherwise and enforcing any term or provision of this Loan Agreement or the other Transaction Documents.

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D. Borrowers hereby waive presentment, demand and protest, and notice of presentment, demand, protest, breach, default, non-payment, maturity, release, compromise, amendment, modification, settlement, extension or renewal of this Loan Agreement, the other Transaction Documents, the Collateral, the Guaranty or any other collateral,. security or guaranty for or of the Loans.

E. Borrowers also waive the benefit of an valuation, appraisement and exemption laws prior to the exercise by Lender of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral.

F. Dpon an Event of Default, Borrowers and IGM will, jointly and severally, pay to Lender upon demand all reasonable costs and expenses incurred by Lender in enforcing any of the Lender’s rights or remedies pursuant to this Loan Agreement, the other Transaction Documents, the DCC, at law, in equity or otherwise, including Lender’s court costs and attorrieys’ fees.

G. All of Lender’s rights and remedies pursuant to this Loan Agreement are cumulative, are not exclusive and are in addition to all other rights and remedies of Lender pursuant to the other Transaction Documents, the DCC, at law, in equity or otherwise, and shall inure to the benefit of Lender, its successors and assigns.

12. CONTINUING SECURITY INTEREST AND LIEN. Lender’s Encumbrance in, to and upon the Collateral will continue in full force and effect until the Loans have been indefeasibly paid and satisfied in full. Lender’s Encumbrance in, to and upon the Collateral and the rights, privileges and remedies of Lender set forth in this Loan Agreement, the other Transaction Documents, the DCC, at law, in equity or otherwise shall be reinstated upon any requirement that Lender return or reimburse either Borrower, IGM or any trustee or receiver any payment of the Loans received by Lender.

13. COMMUNICATIONS. All notices, requests, demands, waivers, consents, approvals, certifications, directions, designations and other communications required or desired to be given pursuant to this Loan Agreement will be given in writing and will be deemed duly given upon personal delivery, or on the third day after mailing if sent by certified mail, postage prepaid, return receipt requested, or on the day after deposit with a recognized overnight delivery service which maintains records of the time, place and recipient of delivery, and in each case if directed as follows:

If to Lender, then to:	If to IGM or Borrowers, then to:

Linchpin Investors LLC 5060 N 40th Suite #120 Phoenix, AZ 85018	IGM,LLC 213 W. Institute Place Suite #404 Chicago, Illinois 60610

Attn: Joshua Rosen	Attn:

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or to such other person, entity or address as Lender, 10M or either Borrower may respectively designate in like manner, from time to time.

14. GLOSSARY OF DEFINED TERMS. For the purposes of this Loan Agreement, the following words and phrases will have the meanings respectively set forth thereafter.

A. “Affiliate” means a person or entity that, directly or indirectly, owns or controls, is owned or controlled by or is under common ownership or control with another person or entity; for purposes of illustration, but not limitation, 10M, Harborside and Orown Medicine are Affiliates and Lender, 4Front and Mission are Affiliates.

B. “Default Rate” means eleven percent (11%) per annum or the highest rate permitted by law, whichever is less.

C. “Encumbrance” means liens, security interests, pledges, mortgages, encumbrances, charges, options, options to purchase, leases, licenses, the balance due under any lease or financing arrangements, and claims and rights of any person or entity of any kind, nature or description whatsoever

C.“Event of Default” means the occurrence of anyone of the following events:

(1) Borrowers and 10M fail to fully and timely pay all or any portion of the Loans when due and payable, and such failure is not cured within 10 days after notice thereof from Lender to Borrowers and 10M;

(2) either Borrower or 10M fails to fully and timely pay any other sum, amount or obligation due Lender or Lender’s Affiliates, and such failure is not cured within 10 days after notice thereof from Lender to Borrowers or 10M, as applicable;

(3) either Borrower or 10M fails to fully and timely perform any term, covenant, provision, warranty or condition contained in this Loan Agreement, the other Transaction Documents or in any other agreement, document or instrument heretofore, now or at any time hereafter executed by either Borrower and delivered to Lender or Lender’s Affiliates, including, without limitation, the Indemnification Agreement dated May 5, 2016, by and between Borrowers, 10M and 4Front Ventures, Inc., a Delaware corporation and an Affiliate of Lender, and such failure is not cured within the time frame provided therein or, if no time frame is provided, within 10 days after notice thereof from Lender or Lender’s Affiliates to Borrowers or 10M, as applicable;

(4) any of either Borrower’s or 10M’s assets or personal or real property is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

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(5) a petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by or against either Borrower or IGM;

(6) either Borrower or IGM makes an assignment for the benefit of creditors or an application is made by or against either Borrower or IGM for the appointment of a receiver, trustee, custodian or conservator for either Borrower or IGM or any of either Borrower’s or IGM’s respective assets;

(7) either Borrower or IGM is enjoined, restrained or in any way prevented by court order from conducting any material part of its business affairs;

(8) a lawsuit or other proceeding is filed by or against either Borrower or IGM to liquidate a material portion of such Borrower’s assets;

(9) a notice of lien, levy or assessment is filed of record with respect to any of either Borrower’s or IGM’s respective assets by the United States of America or any department, agency or instrumentality thereof, or by any state, county, municipal, local or other governmental ~epartment, agency or instrumentality;

(10) either Borrower’s or IGM’s breach or default or the occurrence of an event of default under any now existing or hereafter executed agreement, instrument or document between either Borrower, IGM, Lender or Lender’s Affiliates;

(11) the breach or default or the occurrence of an event of default under any agreement, instrument or document executed and delivered by any person or entity to Lender pursuant to which such person or entity has guarantied the payment of the Loans to Lender, including, without limitation, IGM, or such person or entity terminates or purports to terminate his guaranty of the Loans, including, without limitation, the Guaranty;

(12) IGM gives, sells, disposes of or otherwise transfers, or grants an . Encumbrance in, to or upon, any of IGM’s Current Shares, the Pledged Shares or the Pledged Interest;

(13) any governmental authority initiates any litigation or administrative or other action to suspend, cancel, revoke, terminate or detrimentally limit, or modify in any material respect, Harborside’s Illinois Compassionate Use of Medical Cannabis Pilot Program Act - Dispensing Organization Registration Authorization or Grown Medicine’s Illinois Compassionate Use of Medical Cannabis Pilot Program Act – Medical Cannabis Cultivation Center Operating Permit or any other federal, state, municipal or local governmental license, permit or other regulatory authorization of either Borrower is not timely renewed or extended or expires, is suspended, canceled, revoked, terminated or detrimentally limited or modified in any material respect;

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(14) either Borrower becomes ineligible or disqualified to hold, retain, or maintain its license, permit or other authorization under the Compassionate Use of Medical Cannabis Pilot Program Act; or

(15) [GRAPHIC APPEARS HERE]breach or default in any material respect the full and timely performance of their respective covenants, duties and obligations set forth in their respective Independent Contractor Agreement with each Borrower and such breach or default is not cured within 10 days after notice thereof.

D. “UCC” means the Uniform Commercial Code as adopted by the State of Illinois, as amended, modified or restated from time to time

15. CONSTRUCTION. This Loan Agreement and the other Transaction Documents will be governed, construed and interpreted in accordance with the laws and decisions of the State of Illinois, without regard to conflict of laws principles that would require the laws of another state or jurisdiction be applied.

A. This Loan Agreement and the other Transaction Documents constitute the entire agreement and understanding between Lender, IGM and Borrowers with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous verbal and written communications, agreements, assurances and understandings between Lender, IGM and Borrowers with respect thereto and may not be modified, altered or amended except by an agreement in writing signed by Lender, IGM and Borrowers.

B. Wherever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Loan Agreement shall be prohibited by or invalid under applicable law, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Loan Agreement, the balance of which shall remain in and have its intended full force and effect; provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

C. All covenants, duties and obligations of IGM and Borrowers pursuant to this Loan Agreement and the other Transaction Documents shall be binding upon IGM and Borrowers and their respective parent companies, successors, divisions, subsidiaries and affiliates.

D. All representations and warranties of Borrowers and IGM contained herein, the other Transaction Documents and in any other agreement executed and/or delivered by either Borrower or IGM to Lender shall be true and correct when delivered, and shall continue to be true and correct until such time as the Loans have been indefeasibly paid and satisfied in full.

E. Lender’s failure at any time or times hereafter to require strict performance by either Borrower or IGM of any provision of this Loan Agreement or the other Transaction Documents shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith.

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(1) Any suspension or waiver by Lender of a default or Event of Default by Borrowers or lGM under this Loan Agreement, the other Transaction Documents or otherwise shall not suspend, waive or affect any other Event of Default by Borrowers or lGM under this Loan Agreement, the other Transaction Documents or otherwise, whether such default or Event of Default is prior or subsequent thereto and whether such default or Event of Default is the same or a different type.

(2) None of the undertakings, agreements, representations, warranties, covenants, duties and obligations of Borrowers or lGM contained in this Loan Agreement, the other Transaction Documents or otherwise, and no default or Event of Default by Borrowers or lGM under this Loan Agreement, the other Transaction Documents or otherwise, shall be deemed to have been waived by Lender unless such waiver is signed by an officer of Lender and delivered in conformity with Paragraph 13 of this Loan Agreement.

F. The Exhibits referred to in this Loan Agreement are attached hereto, made a part hereof and incorporated herein by this reference thereto.

G. Borrowers and lGM waive the right to direct the application of any and all payments received by Lender on account of the Loans, and Borrowers agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments, offsets, set offs, and deductions in such manner and in such order as Lender may deem advisable, including, without limitation, to the payment of any of Lender’s costs, attorneys’ fees and expenses.

H. In addition to Paragraph 11E, IGM, Harborside and Grown Medicine will be solely responsible for and fully and timely pay all of their respective costs and expenses incurred in connection with the Transactions and the negotiation, preparation and execution of this Loan Agreement and the other Transaction Documents, including all legal and accounting,fees; provided, however, that Harborside and Grown Medicine shall pay Lender’s costs, fees and expenses incurred in connection with the negotiation, preparation and execution of this Loan Agreement and the other Transaction Documents and the consummation of the Transactions.

1. Notwithstanding anything to the contrary in this Loan Agreement or the other Transaction Documents, neither this Loan Agreement, the other Transaction Documents, the Transactions nor the transactions described in, or contemplated by, the other Transaction Documents have been duly authorized by the Board of Directors and Shareholders of Harborside and, accordingly, are not binding or effective upon Harborside only, unless and until duly authorized and approved by the Board of Directors and Shareholders of Harborside.

J. LENDER , IGM AND BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE AS SET FORTH IN PARAGRAPH 13 OF THIS LOAN AGREEMENT OR IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.

K. LENDER, IGM AND BORROWERS HEREBY IRREVOCABLY AGREE, CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, WITH REGARD TO ANY ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH THE LOANS, THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE COLLATERAL.

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L. LENDER, IGM AND BORROWERS HEREBY WAIVE ANY RIGHT THEY MAY RESPECTIVELY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION FILED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION.

M. LENDER, IGM AND BORROWERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY.

[signature page follows]

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IN WITNESS WHEREOF, Lender, IGM and Borrowers have executed and delivered this Loan Agreement on the date fIrst set forth above.

LINCHPIN INVESTORS, LLC

By:
Title:

IGM, LLC

By:
Title:	CEO

Harborside Illinois Grown Medicine, Inc.,

By:
Title:	CEO

IL Grown Medicine, LLC

By:
Title:	CEO

Exhibit “I”

Secured Promissory Note

Exhibit “2”

Secured Line of Credit Promissory Note

Exhibit “3”

Collateral Assignment of IL Grown Medicine, LLC Lease

Exhibit “4”

Business Premises

Exhibit “5”

Assignments Separate from Certificate

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

TENANT:	LANDLORD:

IL GROWN MEDICINE LLC,	KINZIE PROPERTIES, LLC,
An Illinois limited liability company	an Illinois limited liability company

By:	By:
Les Hollis, Its Manager and CEO	Its: Manager
Executed on 3/31, 2016	2400 GREENLEAF PARTNERS, LLC,
an Illinois limited liability company

By:
Its: Manager
Executed on APR 3, 2016

THIRD AMENDMENT TO

INDUSTRIAL BUILDING LEASE

This Third Amendment (“Amendment”) is made as of this 5th day of August, 2019, by and between Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common (collectively “Landlord”), and IL Grown Medicine LLC, an Illinois limited liability company (“Tenant”).

WHEREAS, Landlord and Tenant are parties to a certain Industrial Building Lease dated as of September 1, 2015, with respect to a certain 11,622 rentable square foot premises located at 2410 Greenleaf Avenue, Elk Grove Village, Illinois (sometimes referred to as the “2410 Space”), as amended by First Amendment dated May 5, 2016, and Second Amendment dated June 26, 2017 (collectively, the “Original Lease”).

WHEREAS, Landlord and Tenant desire to expand the Premises so as to include all space in the Building not currently leased by Tenant, which spaces are occupied as follows as of the date hereof:

Hollander Express and Van Company (“Hollander”) occupies the space known as 2400 Greenleaf which comprises 28,930 rentable square feet (the “2400 Space”).

Hollander also occupies the space known as 2420 Greenleaf, which comprises 26,501 rentable square feet (“2420 Space”);

Hegele Logistic, LLC (“Hegele”) occupies the space known as 2440 Greenleaf, which comprises 26,817 rentable square feet (“2440 Space”).

WHEREAS, Tenant desires that Hollander and Hegele vacate their respective premises and relinquish their leasehold interests on or before December 31, 2019.

WHEREAS, the parties desire to amend the Lease as provided below.

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein, Ten Dollars ($10.00) paid, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. Unless otherwise defined herein, all terms used herein shall have the same meaning as ascribed to them in the Original Lease. If the terms of this Amendment conflict with the Original Lease, the terms of this Amendment shall govern. The Original Lease as amended by this Third Amendment are hereby referred to as the “Lease”. As amended hereby, the Lease remains in full force and effect.

2. The following subsections of Section 1.0 of the Original Lease are replaced and amended as follows:

(b) Lease Term: The period beginning on the Commencement Date and ending on the Expiration Date.

(c) Expiration Date: December 31, 2037.

(e) Base Rent: Until December 31, 2019, Base Rent shall be $10,583.00 per month. Effective from and after January 1, 2020, but subject to Section 1.3(b), Tenant shall pay Base Rent in the amounts set forth in Schedule 1 attached to this Amendment. Said Schedule 1 amends and replaces Exhibit C of the Original Lease. The Base Rent for each year shall be payable in equal monthly installments.

(e) Tenant’s Address:

IL Grown Medicine, LLC

5060 N 40th St #120

Phoenix, AZ 85018

(h) Area of Building: Ninety-Three Thousand Eight Hundred Seventy (93,870) rentable square feet.

(i) Area of Premises: Effective January 1, 2020, the “Area of the Premises” shall be 93,870 rentable square feet, subject to Section 1.3 (b) below. The parties stipulate and agree that the Area of the Premises is correct and shall not be subject to remeasurement.

(j) Security Deposit: $214,700, plus the Temporary Security Deposit and the Tenant Roof Deposit (as such terms are defined below).

3. Effective January 1, 2020, Section 1.3 of the Original Lease is amended and replaced in its entirety by the following:

1.3 Expansion of Premises.

(a) Hollander has agreed to execute a lease termination agreement requiring them to vacate the 2400 Space and the 2420 Space on or before December 31, 2019. Tenant has authorized Landlord to pay Hollander $40,000.00 as an inducement to enter such lease termination agreement. Upon execution of this Amendment, Tenant shall pay such sum to Landlord, to be remitted to Hollander upon vacation by Hollander. If for any reason Landlord does not pay such sum to Hollander, Landlord shall refund such sum to Tenant. Hegele has agreed to execute a lease termination agreement requiring them to vacate the 2440 Space on or before December 31, 2019. Possession of the 2400 Space, the 2420 Space and the 2440 Space (sometimes collectively referred to as the “Expansion Space(s)”) shall be delivered to Tenant vacant, broom-clean, and free from all personal property and debris of Hollander and Hegele, but otherwise in substantially the same condition as exists on the date of this Amendment. Landlord shall not be responsible for any delay by Hegele or Hollander in vacating their respective Expansion Spaces, provided if either Hollander or Hegele fail to vacate their respective Expansion Space by December 31, 2019, then Landlord shall use commercially reasonable efforts to recover possession of such space. If either of Hegele or Hollander cause material damage to their premises after the date of this Amendment, and such damage would increase the cost of Tenant’s proposed Alterations, then Landlord shall repair such damage.

(b) Effective as of January 1, 2020, (i) the term “Premises” for all purposes under the Lease be expanded to be the entirety of the Real Estate, the Building and the Land, (ii) the Area of the Premises shall be 93,870 rentable square feet; (iii) Tenant’s Allocable Share shall increase to 100%, and (iv) Tenant shall pay Base Rent in accordance with Schedule 1 attached hereto. Notwithstanding anything in the Lease to the contrary, if either of Hegele or Hollander have failed to vacate any portion of Expansion Space on or before December 31, 2019, then (1) Base Rent shall be reduced by $0.01643 per day multiplied by the rentable square footage of that portion of the Expansion Space not vacated, from January 1, 2020 until such possession of all Expansion Space has been tendered to Tenant, and (2) the Area of the Premises, the space in included in the definition of the Premises, and Tenant’s Allocable Share of Taxes and Insurance Expenses for the 2020 Lease Year shall be reduced accordingly to reflect that portion of Expansion Space not vacated until possession of all Expansion Space has been tendered to Tenant, and (3) Tenant shall have no repair, maintenance or other obligations with respect to that portion of the Expansion Space not vacated until possession of all the Expansion Space has been tendered to Tenant.

(c) Section 4.4 of the Lease (Percentage Rent) is hereby deleted and in lieu of the 25% premium set forth therein, and in addition to 2410 Base Rent, Tenant shall pay to Landlord as additional rent $31,750.00 on January 31, 2020 and $32,702.00 on January 31, 2021.

(d) Tenant acknowledges the entire parking lot to the east of the 2440 Space is not owned by Landlord; Tenant has no right to enter such parking lot and accordingly Tenant shall have no right or ability to use the drive-in door on the east wall of the 2440 Space.

4.	The second to last sentence of Section 3.0 of the Lease is hereby deleted:

5.	The following is added as Sections 3.2 and 3.3 to the Lease:

3.2 Put and Call Options. Upon receipt by Landlord or Tenant of a written notice from any governmental authority filing or threatening to file any forfeiture or criminal proceeding based upon Tenant’s specific use of the Premises (“Forfeiture or Criminal Notice”), then: (1) Tenant shall have the right and option to purchase the Premises from Landlord, and Landlord shall have the obligation to sell, at a purchase price equal to the scheduled annual Base Rent payable under this Lease for the twelve months after the date of closing, divided by a seven and one/quarter (7.25) cap rate, but in no event shall less than Twelve Million Twenty-Eight Thousand Dollars ($12,028,000.00), plus the amount of any prepayment penalty, up to the cap described below, that Landlord may owe under any mortgage loan in effect at the time (“Tenant Purchase Price”), and (2) Landlord shall have the right and option to sell the Premises to Tenant, and Tenant shall have the obligation to purchase, at a purchase price equal to seventy-five percent (75%) of what the Tenant Purchase Price would have been had Tenant exercised the purchase option. The amount of prepayment penalty included in the Tenant Purchase Price shall not exceed the lesser of (i) five percent (5%) of the loan balance, or (ii) $450,000, increasing by 2% per annum on each January 1. The party exercising the foregoing option shall provide written notice thereof to the other party, which notice shall be accompanied by an executed purchase contract (with blanks filled in appropriately) in form attached to the Lease as Exhibit D (“Contract”), modified as necessary to reflect the requirements of this Section 3.2 and as necessary to reflects facts that may have changed with the passage of time. The obligations of Tenant under the Lease shall not be affected by the exercise of the option and Tenant shall continue to abide by the terms of the Lease until Closing under the Contract or termination of the Lease, whichever occurs first. If closing under the Contract occurs, the Lease shall terminate as of the date of closing. If a put or call option is exercised, a default (after applicable notice and cure periods) by a party under the Contract shall constitute a default by that party under this Lease, and a default (after applicable notice and cure periods) by a party under this Lease shall constitute a default under the Contract. If the applicable action threatened or filed by a Forfeiture or Criminal Notice is withdrawn, discharged, or adjudicated to absolve Landlord and Tenant from liability before notice of exercise is given, then the foregoing options may not be exercised with respect to that Forfeiture or Criminal Notice, although the rights in the section shall remain in effect with respect to future any Forfeiture or Criminal Notice that may legally be brought. Exhibit D to the Lease is deleted in its entirety and replaced with Exhibit D attached to this Amendment.

3.3 Option to Terminate. If neither Landlord or Tenant has exercised its purchase option under Section 3.2, then Landlord may, without limiting its other remedies, terminate the Lease on ten (10) days written notice to Tenant, provided Tenant may nullify such termination by (i) properly exercising its purchase option under Section 3.2 above within five (5) business days after receipt of Landlord’s termination notice, and (ii) closing on such purchase within the time required by the Contract.

6. Article V of the Original Lease shall remain in effect with respect to the 2019 Lease Year. With respect to the 2020 Lease Year and subsequent Lease Years, Article V of the Original Lease is amended and replaced by:

5.1 Triple Net Lease. For the 2019 Lease Year, the Lease shall remain a “modified gross” lease with Tenant paying its Allocable Share of Taxes in excess of 2015 Base Year Taxes and its Allocable Share of Common Area Expenses in excess of 2015 Base Year Expenses, in accordance with Article V of the Original Lease. Effective from and after January 1, 2020, for the 2020 Lease Year and subsequent Lease Years, but subject to Section 1.3(b) above, the Lease shall be converted to a “triple net” lease whereupon Tenant shall (a) pay for and perform all operations, maintenance, and repairs of the Real Estate, and (b) pay all Taxes and Insurance Expense (as defined below) without regard to a base year.

5.2 Taxes and Insurance Expense From and after January 1, 2020, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Allocable Share of Taxes and Insurance Expense (as those terms are hereafter defined). Tenant shall pay to Landlord on the first day of each month, an amount equal to 1/12th of Landlord’s estimate of Tenant’s Allocable Share of Taxes and Insurance Expense (“Estimated Monthly Payments”) that will be due and payable for the current Lease Year. Landlord may revise such Estimated Monthly Payments from time to time upon thirty (30) days prior notice to Tenant, but not more often than once per calendar year. If the Estimated Monthly Payments made by Tenant during a Lease Year exceed Tenant’s Allocable Share of Taxes and Insurance Expense due for such Lease Year, then Landlord shall, at Tenant’s election, credit or refund the overpayment to Tenant; if the Estimated Monthly Payments made by Tenant during a Lease Year are less than Tenant’s Allocable Share of Taxes and Insurance Expense due for such Lease Year, then Tenant shall pay the underpayment to Landlord within thirty (30) days after written demand therefor. Landlord shall provide Tenant with a statement of the actual amount of Taxes and Insurance Expense incurred with respect to each Lease Year within one hundred twenty (120) days after the end of each Lease Year. No delay of Landlord in delivering such estimates, statements, or notices shall relieve Tenant of its obligation to pay any amounts due under this Section, provided Landlord shall not be permitted to bill Tenant for any Taxes and Insurance Expense for a Lease Year arising more than three (3) years prior to the date of Landlord’s statement for that Lease Year. Any and all personal property taxes or other taxes levied against Tenant or Tenant’s personal property shall be paid directly by Tenant.

5.3 Definitions. “Insurance Expense” shall mean all insurance premiums, expenses and costs paid by Landlord for casualty, property, rent loss, liability and other insurance carried by Landlord on and with respect to the Real Estate during a Lease Year. “Taxes” shall mean all Federal, State and local governmental taxes, assessments and charges (including special service area, transit, or other quasi-governmental taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which shall be levied against the Real Estate or which Landlord or Tenant shall become obligated to pay because of, or in connection with, the ownership, leasing, management, control or operations of the Real Estate, as now or hereafter improved, or the personal property, fixtures, machinery, equipment, systems and apparatus located therein, or used in connection therewith, including without limitation any rental, gross receipts, capital levy or similar levies, charges, assessments or taxes based in whole or part, on the value, use or rents of the Real Estate, whether levied in substitution for, in lieu of, or in addition to, general real and/or personal property taxes. There shall be included in Taxes the amount of fees, costs and expenses (including attorney fees and appraisal costs) paid by Landlord during the Lease Year in seeking or obtaining a reduction of Taxes, and any late charges or penalties arising by reason of Tenant’s failure to timely pay Taxes as provided herein. Taxes shall not include any federal, state or local income, corporate, franchise, capital stock, inheritance, gift or estate taxes of Landlord or late payment charges or other penalties (except to the extent arising by reason of Tenant’s failure to timely pay Taxes as provided herein), except that if a change occurs in the method of taxation resulting in whole or in part the substitution of any such taxes or any other assessment for any Taxes described above, then such substituted taxes or assessments shall be included in Taxes. For purposes hereof, Taxes shall mean taxes paid or payable with during a given Lease Year, rather than the year such taxes are assessed or become a lien against the Real Estate. Taxes and Insurance Expense payable during the last Lease Year of the Term shall be prorated between Landlord and Tenant.

5.4 Contesting Taxes. Tenant acknowledges that Landlord has retained Finkel, Martwick & Colson PC as its counsel to contest the real estate tax assessment of the Premises for the 2019-2021 tax years. Commencing with 2022 tax year, Landlord shall have no obligation to contest real estate taxes assessments and Tenant, at its sole cost and expense, shall have the right to contest all real estate tax assessments by legal proceedings or in such other manner as it may deem reasonably suitable (which, if instituted, Tenant or its designees shall conduct promptly at its own cost and expense, and free of any expense to Landlord, and, if necessary, in the name of and with the reasonable cooperation of Landlord), provided in no event shall Tenant have the right to withhold payment of Taxes. Landlord shall execute and deliver to Tenant whatever documents reasonably requested by Tenant that may be necessary for Tenant to contest the real estate tax assessments, or which may be reasonably necessary to secure payment of any refund which may result from such proceedings, provided such documents shall not impose any expense or liability upon Landlord. Landlord covenants and agrees that if there shall be any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant and in such event (i)any such refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith, and (ii) Landlord shall, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord.

5.5 Delay; Inspection of Records. No delay of Landlord in computing or notifying Tenant of the amount of Taxes or Insurance shall be deemed a waiver of Landlord’s right to collect amounts due. For a period of one hundred eighty days (180) days following Tenant’s receipt of Landlord’s statement of Taxes and Insurance Expense for a Lease Year, Tenant shall have the right, upon ten (10) days prior notice, to inspect Landlord’s records of Taxes and Insurance Expense at Landlord’s offices during regular business hours. Unless Tenant gives Landlord detailed written objection to an item of Taxes and Insurance Expense within one hundred eighty (180) days after receipt of the statement from Landlord, Tenant shall be deemed to have accepted and waived all objections to the amount of Taxes and Insurance Expense for the Lease Year in question.

5.6 Lease Year. For purposes of this Lease, the term “Lease Year” shall mean each calendar year (or portion thereof, if the Lease shall terminate prior to December 31) during the Lease Term.

5.7 Tenant’s Allocable Share. “Tenant’s Allocable Share” shall mean One Hundred Percent (100%) provided that if the Area of Premises is at any time less than 100% of the Building, then Tenant’s Allocable Share shall equal the percentage obtained by dividing the Area of Premises by the Area of the Building.

7.	The following is added as Section 7.4 of the Lease:

7.4 Cannabis. Tenant shall obtain and at all times maintain in good standing all permits, licenses and approvals from all State, County and municipal authorities as are necessary to cultivate, process, sell, handle, and distribute marijuana, cannabis and related products for medical and recreational use. Tenant shall at all times operate its business in full compliance with all State, County and municipal laws, codes, rules and regulations. If Federal law is hereafter changed to allow the cultivation, processing, sale, or distribution of marijuana, cannabis, and related products (“Federal Legalization”), Tenant shall then obtain and at all times thereafter maintain all required Federal permits, licenses and approvals necessary to operate its business at the Premises. Until such time, if ever, that Federal Legalization occurs, Tenant shall not be required to comply with Federal law regarding cannabis and marijuana.

8.	Section 9.0 of the Original Lease is deleted and replaced by the following:

9.0 Alterations and Tenant Work.

(a) Upon execution of this Amendment, Tenant shall pay Landlord an additional security deposit in the amount of ($500,000.00) (“Temporary Security Deposit”). Provided Tenant is not in default, Landlord shall refund the Temporary Security Deposit to Tenant upon the earlier of (i) funding of the first $5,000,000 into the Construction Escrow or Joint Escrow Account (as such terms are defined below) as the case may be, or (ii) the Expiration Date of the Lease.

(b) Any alterations, demolition, improvements or other work in, to, or of the Premises required or desired by Tenant (“Alterations”) shall be performed by Tenant at its sole cost. All proposed Alterations shall be subject to Landlord’s reasonable approval, provided Landlord may, in its sole discretion, withhold consent to any removal or material modification of loading bays, ramps, docks and overhead doors. Tenant shall not commence any Alterations unless and until (i) Tenant has procured all funds necessary to pay for such Alterations, (ii) Tenant’s marijuana cultivation license for the Premises from the State of Illinois is in good standing, (iii) except as set forth in Section 9,0 (g) below, Landlord has given its written approval of the budgets, plans and specifications for such Alterations, which shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant has obtained and delivered to Landlord copies of all building permits, consents and approvals required, if any, to commence such Alterations. If the budget for any proposed Alterations exceeds $250,000, then prior to commencement of such Alterations, Tenant shall establish and fund, as required below, a joint construction escrow with the Construction Escrow Agent, (as defined below) and Landlord, pursuant to construction escrow instructions in form satisfactory to Landlord (“Construction Escrow”) or, if the parties are unable to locate or agree on a Construction Escrow Agent, then Tenant shall have funded the Joint Escrow Account as required below. As contracts are let for portions of the Alterations that could give rise to mechanic’s lien rights under Illinois law (“lienable work”) and before work on such contracts commences, Tenant shall deposit into the Construction Escrow or Joint Escrow Account, as the case may be, an amount equal to 110% of the stipulated sum or guaranteed maximum price of those contracts. Tenant shall not enter any contracts for construction, architectural, engineering or other lienable work, the value of which could exceed $250,000, unless those contracts contain (i) a stipulated sum or guaranteed maximum price, (ii) consent by the contractor to direct payment of subcontractors by Construction Escrow Agent or from the Joint Escrow Account, as the case may be. Tenant shall not enter any contracts in excess of $100,000 for purportedly non-lienable equipment, trade fixtures, or personal property that could realistically be affixed to the Building (and thus constitute “fixtures” under Illinois law) unless either (i) those contracts contain a representation by the contractor to Landlord, Tenant and Construction Escrow Agent, if any, that the work, service or products covered by the contract are not and shall not be considered a “fixture” attached to the Real Estate, and therefore the products, work or service covered by such contract do not give rise to any mechanic’s lien rights under Illinois law (“non-lienable” work or products), or (ii) Tenant deposits 110% of the amount of such contracts in the Construction Escrow or the Joint Escrow Account, as the case may be, for disbursement subject to the same conditions as lienable work. Tenant shall deliver to Landlord and Construction Escrow Agent or Administrator, as the case may be, copies of all contacts as they are let. Prior to commencement of work and monthly thereafter until all work is complete, Tenant shall also provide to Landlord a sworn affidavit as to all non-lienable contracts let by Tenant that exceed $50,000 individually or $500,000 in the aggregate during any 90 day period.

(c) Escrowed funds shall be disbursed directly to contractors and subcontractors no more often than monthly as work progresses within 30 days after presentation and approval each month by Landlord and Construction Escrow Agent or the Administrator, of: (i) an updated sworn affidavit of Tenant disclosing all contracts for lienable work let to date, (i) updated sworn affidavits, lien waivers, and evidence of payment of the prior draw from and for all contractors, subcontractors and suppliers, (iii) verification by Landlord’s construction representative (“Landlord’s Construction Representative”) that all work and materials for which payment has been requested has been performed or delivered, as the case may be, (iv) Tenant’s contractor, architect or engineer has certified that the work and materials for which payment is requested has been performed or delivered as the case may be, (v) issuance of an “Armour note” date down endorsement to Landlord’s title insurance policy providing title insurance coverage through the date of disbursement, or if unavailable, title searches dated immediately prior to the date of disbursement proving the absence of any mechanic’s lien claims or notice of intent to file a lien, and (vi) any and all other reasonable conditions to disbursement of the Construction Escrow Agent or Administrator have been satisfied. All waivers and affidavits to be provided by Tenant, its contractors and subcontractors shall be in customary form, properly and accurately filled out, and notarized. If at any time, the cost to complete the lienable work portion of Alterations exceeds the balance of funds in the Construction Escrow or the Joint Escrow Account, Tenant shall immediately deposit therein an amount necessary to cover 110% of such remaining cost. Tenant and its general contractor shall provide Construction Escrow Agent or the Administrator with all customary documents, undertakings, assurances, information, and indemnities as may be required by the Construction Escrow Agent or the Administrator.

(d) The final disbursement to contractors and subcontractors from the Construction Escrow or the Joint Escrow Account, as the case may be, shall be conditioned upon the following: (i) Tenant’s contractor, architect or engineer shall have issued its certificate of final completion, (ii) Landlord’s Construction Representative shall have verified that final completion has occurred, (iii) Village of Elk Grove has issued a final or temporary certificate of occupancy (provided Tenant shall thereafter diligently take all actions necessary to cause a final certificate of occupancy to be issued), (iv) all conditions required for a monthly interim disbursement have been satisfied, (v) presentation of a final sworn affidavit of Tenant in form satisfactory to Construction Escrow Agent or the Administrator, (vi) presentation of final sworn affidavits and final unconditional lien waivers from all contractors, subcontractors and suppliers, and (vi) issuance by Construction Escrow Agent of a final Armour note date down endorsement or in the alternative, a title search dated immediately before final disbursement proving the absence of mechanic’s liens or notice of intent to lien. Any balance remaining in the Construction Escrow after the final disbursement to contractors and payment of all costs and fees under (c) above shall be refunded to Tenant.

(e) Tenant shall pay, as condition to approval of each draw: (i) all costs and fees of the Construction Escrow, the Joint Escrow Account, the Construction Escrow Agent, the Administrator and the Escrow Holder, as the case may be, (ii) costs and fees for issuing title insurance date down endorsements to Landlord or obtain title searches for each draw, and (iii) all fees and costs, not to exceed $1,000 per draw (provided such limit does not apply to fees for acting as the Administrator), due to Landlord’s Construction Representative. If any mechanic’s liens or notice to file lien have been made by any contractor or subcontractor, then no further draws shall be made until Tenant has caused the same to be either discharged or insured over as required by Article XI of the Lease.

(f) All costs of the Alterations shall be borne by Tenant. All Alterations shall be performed in accordance with all applicable laws, codes, regulations, ordinances and rules. All Alterations shall be performed in a good and workmanlike manner by tradesmen skilled in their respective trades, using only new materials. Any required certificates of occupancy or other required permits and approvals shall be obtained by Tenant at its cost. Inspections of Tenant’s work performed by Landlord or Landlord’s Construction Representative are for the sole benefit and purposes of Landlord and shall not be deemed a representation or admission by Landlord that the work has been properly performed or conforms to the plans and specifications or building codes. Review and approval of lien waivers and affidavits by the Administrator are likewise made for the sole benefit and purposes of Landlord and shall not be deemed a representation or admission by Landlord as to such matters. Tenant waives any and all claims against Landlord’s Construction Representative and the Administrator, if any.

(g) All Alterations (other than Tenant’s trade fixtures and other easily removable equipment) shall, upon installation, become part of the Premises. At the time approval of the Alterations by Landlord is given, Landlord shall give written notice to Tenant whether all or any portion of the Alterations must be removed upon termination of the Lease. In the absence of such notification, all Alterations shall, remain in the Premises at the expiration or termination of this Lease or termination of Tenant’s right to possession of the Premises, without compensation or credit to Tenant, provided, that if this Lease or Tenant’s right of possession is terminated due to a default by Tenant, then Tenant shall, if notified by Landlord at any time, remove all or such portion of the Alterations as Landlord may direct. If Tenant is required to remove any portion of the Alterations, Tenant shall do so promptly and restore and repair any damage to the Premises caused thereby. If Tenant breaches any provision of this Lease, then in addition to and without limiting its other remedies, and without requirement of notice to Tenant, Landlord shall be authorized to bar Tenant’s contractors from entering the Real Estate, and Landlord may notify all contractors, by written notice, posting of signs or otherwise, that Tenant has breached this Lease, that Tenant is not authorized to contract for any work or improvements for the Premises, and that any contractors thereafter entering the Premises without the express written consent of Landlord shall be deemed trespassers.

(h) Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent and without paying any fees or charges to Landlord to (a) make purely decorative alterations (i.e. painting, carpeting, millwork) which do not require a building permit, and (b) perform nonstructural improvements costing less than $100,000.00, in the aggregate during any ninety (90) day period, that do not affect the Building systems, Building structure or Building’s exterior (“Minor Alterations”). Minor Alterations shall be performed in a good and workmanlike manner in accordance with all applicable laws, at Tenant’s sole cost, but otherwise Minor Alterations shall not be subject to the provisions of this Section 9.0.

(i) The “Construction Escrow Agent” shall be a bank, title insurance company, law firm or other institution reasonable acceptable to both Landlord and Tenant willing to both hold funds and administer the Construction Escrow as contemplated above. If the parties are unable to find or agree upon a Construction Escrow Agent to both hold the deposits made by Tenant and administer the Construction Escrow, then Landlord and Tenant shall agree upon either (i) a State or Federally chartered bank to hold the deposits in an account the requires the written direction or signatures of both Landlord and Tenant to disburse any funds or (ii) a bank, title company, law firm or other institution that will hold the deposits pursuant to strict joint order escrow instructions in customary form with disbursement made only upon the joint written direction of Landlord and Tenant (in either case, referred to as a “Joint Escrow Account” and the depository institution is referred to as the “Escrow Holder”), into which Tenant shall make all deposits that would have otherwise been deposited into the Construction Escrow as contemplated above. Construction of Alterations shall not commence until the parties have established, and Tenant has funded as required above, either a Construction Escrow or a Joint Escrow Account. In the event the parties utilize a Joint Escrow Account, Landlord shall retain an architect, contractor, engineer, law firm or person or individual (“Administrator”) to review affidavits and waivers, obtain and review title searches, and otherwise perform the same functions on behalf of Landlord (other than holding and disbursing funds) that would have been performed by a Construction Escrow Agent. The functions of the Administrator may, if Landlord elects, be performed by Landlord’s Construction Representative. Funds from the Joint Escrow Account shall be disbursed to contractors and subcontractors in monthly draws only upon the joint written direction of Landlord and Tenant. Tenant acknowledges and agrees that Landlord shall not be required to approve a draw from the Joint Escrow Account unless all conditions set forth in this Section 9.0 have been satisfied for each such draw. Neither Landlord nor Tenant shall be responsible for any misconduct, malfeasance, negligence, investment loss or other loss of principal by the Escrow Holder or Construction Escrow Agent, as the case may be. Deposits made by Tenant into the Construction Escrow or the Joint Escrow Account, as the case may be, shall not constitute a general security deposit and shall be used only for the purpose of: (i) paying contractors, subcontractors and suppliers as contemplated above, (ii) discharging or insuring over any liens filed or threatened to be filed by contractors, subcontractors or suppliers, and (iii) paying fees and costs under 9.0(e) above. For the purpose of this Section 9.0, the terms “contractors” and “subcontractors” shall include, without limitation, architects, engineers and any other party with mechanics’ lien rights under Illinois law.

9. The last sentence of Section 10.0 and the last two sentences of the second appearance of Section 10.1(c) [which section begins with “All requests for...” and which is hereby re-labeled as Section 10.1(d)], are hereby deleted.

10. The following is added as Section 10.2 to the Lease:

10.2 Permitted Transfers. Notwithstanding anything contained in this Lease to the contrary, but provided that each of the following conditions set forth below in this Section 10.2 shall be satisfied, Landlord’s consent shall not be required in the event of any of the following (a “Permitted Transfer”, and the party thereto, a “Permitted Transferee”): (A) an assignment or subletting (i) to a parent, subsidiary, or affiliate of Tenant which controls, is controlled by, or is under common control with, Tenant, (ii) in connection with a merger, consolidation, or reorganization of Tenant or any party which owns a direct or indirect controlling interest in Tenant, (iii) in connection with a sale of all or substantially all of Tenant’s assets or stock; or (B) a transfer of a direct or indirect ownership interest of Tenant at any public exchange; or (C) any transfer of less than a 20% interest in Tenant. An attempted assignment, sublease or other transfer that does not satisfy all conditions set forth below for a Permitted Transfer shall constitute a default. Tenant shall provide written notice to Landlord of the occurrence of a Permitted Transfer no later than thirty (30) days after the date of such transfer, which notice shall be accompanied by reasonable documentation evidencing that all of the following conditions have been satisfied:

a.	On the effective date of any Permitted Transfer, this Lease shall be in full force and effect, and Tenant shall not then be in default under this Lease beyond applicable notice and cure periods;

b.

On the effective date of any Permitted Transfer, each component of the Financial Condition (as hereafter defined) of the Permitted Transferee shall not be less or worse than that of Tenant immediately prior to the effective date of the proposed transfer. Until Tenant has completed and fully paid for construction of its buildout of the expanded Premises (the cost of which is at least $5,000,000), “Financial Condition” shall mean (i) net worth, defined as all assets other than goodwill and intangibles less all liabilities, (ii) liquid net worth, defined as all cash, receivables and other current assets less current liabilities, (iii) average EBITDA for the last three fiscal years, and (iv) senior debt rating, if any, as issued by Standard & Poors, Fitch or Moodys. After completion and full payment of such buildout of the expanded Premises, “Financial Condition” shall mean only (iii) and (iv) immediately above. The foregoing may be satisfied by a parent or affiliate of the Permitted Transferee provided such parent or affiliate executes and delivers to Landlord a guaranty of this Lease in the form attached to this Amendment.

c.

The Financial Condition of the Guarantor shall not, directly or indirectly, be materially and adversely affected by the proposed transfer or related transactions unless Landlord receives a guaranty, in form attached to this Amendment, from the parent or affiliate of the Permitted Transferee, whose Financial Condition shall not be less or worse than that of the Guarantor that existed immediately prior to such transfer.

d.	No Permitted Transfer shall release or be construed as releasing any obligation of Tenant under this Lease or Guarantor under any guaranty; and

e.	The Permitted Transferee shall assume, in writing, all obligations of Tenant under the Lease.

11. Effective as of January 1, 2020, Sections 2.3, 2.4, 2.5, 2.6, 3.1, 4.4, 11.2 and 18.0(e) of the Original Lease are deleted and of no further effect.

12. Effective as of January 1, 2020, Sections 4.1, 6.0(b), 8.0, 8.1 and 12.0 of the Original Lease are amended and replaced in their entirety as follows:

4.1 Payment of Rent. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Base Rent, including without limitation payments due on account of Taxes and Insurance Expense, shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent are hereinafter sometimes collectively referred to as “Rent”. Tenant’s covenant to pay Rent shall be independent of every other covenant in this Lease. Rent shall be paid to or upon the order of Landlord at the Landlord’s Address set forth in the Basic Lease Provisions, or as Landlord shall otherwise direct by written notice to Tenant. All payments of Rent shall be made without any prior demand therefor and without deduction, set off, discount or abatement in lawful money of the United States. Upon demand by Landlord, Tenant shall make all payments of Rent by automated clearing house (ACH) payment to Landlord’s account or by wire transfer of immediately available funds as Landlord may direct from time to time.

6.0 (b) Whenever and for so long as any Alterations by Tenant or its contractors are in progress at the Premises with a value of more than $250,000, Tenant shall cause its general contractor to provide Landlord with evidence of the following insurance prior to commencement of work: (i) builder’s risk insurance, with full replacement cost coverage, naming Landlord and Tenant as loss payees as their interests may appear, (ii) liability insurance on an occurrence basis with minimum combined limits of $1,000,000 naming Landlord as additional insured, (iii) worker’s compensation insurance in amounts required by State law, and (iv) business auto liability insurance in commercially reasonable amounts and form. All subcontractors, the value of whose work exceeds $100,000,shall prior to commencement of work provide evidence of the insurance required under (ii), (iii) and (iv) above.

8.0 Tenant’s Repair Obligations. Tenant, at its sole cost and expense, shall operate, maintain and repair the Premises in a good, healthy, lawful, safe, clean and operable condition. Tenant shall, without limitation, repair, maintain and replace as necessary all floors, foundations, structural walls, interior walls, roofs, man-doors, overhead doors, windows, fencing, truck docks, parking areas, drives, walkways, landscaping, mechanical, electrical, plumbing, HVAC and other systems and components that are located on or within the Premises. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. If Tenant, its employees, agents, contractors or invitees damage any part of the Premises or the premises or property of adjoining owners or other tenants, Tenant shall promptly repair such damage. Tenant shall keep all portions of the Premises free from litter caused by Tenant operations. Tenant shall at its expense clean, snowplow and de-ice, as and when necessary, all parking lots, drives and walkways on the Premises. Tenant shall at its expense perform all repairs, modifications and improvements as may be required to keep and maintain the Premises in full compliance with all applicable laws, codes and ordinances, as the same may change from time to time. If any governmental entity issues a violation notice of any laws, codes or ordinances, Tenant shall promptly take and perform any and all actions and work necessary to cure such violation. Tenant shall at its expense install and maintain fire alarms, sprinkler alarms and other alarm systems and take other actions, as may be required by the fire department and Landlord’s insurance carriers. At all times Tenant shall cause all such alarms to be monitored by off-site monitoring companies, and Tenant shall have all such alarms and sprinkler systems inspected at least annually in a manner required by the fire department, all at Tenant’s expense.

8.1 Landlord Has No Repair Responsibilities. Landlord shall have no operating, repair or maintenance responsibilities or obligations under this Lease.

12.0 Use and Purchase of Utilities. Tenant shall pay when due, directly to the applicable utility provider(s), all charges of every nature, kind or description for utilities furnished to or consumed at the Premises, including without limitation water, sewage, gas, garbage, electricity, telephone, data or other public or private utility services. Tenant shall provide evidence of payment of utilities to Landlord upon request from time to time.

13. The following is added to the end of Section 13.2 of the Original Lease: Tenant acknowledges receipt of the No Further Remediation Letter and environmental reports listed in Exhibit F attached to Exhibit D to this Amendment. Tenant shall abide by the terms of the No Further Remediation Letter.

14. Sections 18.0 (c) and (d), 19.7, 19.12 and 19.18 of the Original Lease are amended and replaced in their entirety as follows:

18.0 (c) Tenant or Guarantor shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for itself or any of its property, or shall admit in writing its inability to pay its debts as they come due, or shall file for bankruptcy or institute any other proceedings for relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extensions, or

18.0 (d) Any third party shall institute bankruptcy or insolvency proceedings against Tenant or Guarantor, and such proceedings shall not have been dismissed within thirty (30) days from the date of entry or granting thereof; or Tenant or Guarantor shall be adjudged an involuntary bankrupt, or a decree or order for reorganization under the Federal bankruptcy laws or under the laws of any state, shall be entered against Tenant or Guarantor and any such decree or judgment or order shall not have been vacated or set aside within thirty (30) days from the date of the entry or granting thereof, or Tenant or Guarantor shall admit the material allegations contained in any petition in bankruptcy or any petition pursuant to, or purporting to be pursuant to, the Federal bankruptcy laws;

19.7 Each of the parties (i) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Amendment; and (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys’ fees) incurred as a result of their breach of the foregoing warranty.

19.12 Security Deposit. As security for the performance of its obligations under this Lease, Tenant, has heretofore paid to Landlord an initial security deposit of $214,700 (“Initial Deposit”). In addition, upon execution of this Amendment, Tenant shall pay to Landlord the Temporary Security Deposit and the Tenant Roof Deposit (as those terms are defined in this Amendment). The Initial Deposit, the Temporary Security Deposit, the Tenant Roof Deposit and any other security deposits hereafter required are collectively referred to as the “Security Deposit”. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall fully replenish the Security Deposit by promptly paying to Landlord the amount so applied. Landlord may apply the Tenant Roof Deposit toward Tenant’s share of the roof replacement cost. Provided Tenant is not in default, Landlord shall return the Temporary Security Deposit as required elsewhere in this Amendment. Within thirty (30) days after the expiration the Lease, provided Tenant is not in default, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant. Landlord shall not be required to segregate the Security Deposit from its general funds. Tenant shall not be entitled to any interest on the Security Deposit.

19.18 Financial Statements. Tenant shall deliver to Landlord from time to time, upon written request, current financial statements of Tenant and Guarantor, which shall be prepared in accordance with generally accepted accounting principles by a certified public accountant.

15. Except as provided in this Amendment, Landlord shall have no obligation to provide or perform repairs or improvement to the Premises, and Tenant agrees that the Premises is delivered in AS IS condition. Notwithstanding the foregoing, Landlord agrees to commission Windward Roofing to replace the roof of the entire building in accordance with that certain Roof Proposal by Windward Roofing & Construction, dated May 7, 2019, copy of which has been delivered to Tenant. Landlord and Tenant shall each pay 50% of the final cost of the roof replacement under the Windward Proposal which is estimated to be approximately $750,000. Any changes requested by Tenant to the timing, scope or specification of the Roof Proposal shall be subject to approval by both Landlord and Windward Roofing, and if approved Tenant shall pay 100% of any increased cost arising from such changes on demand. Upon execution of this Amendment, Tenant shall pay an additional security deposit to Landlord in the amount of $375,000 (“Tenant Roof Deposit”). If Tenant’s 50% share of the final cost to replace the roof is more than $375,000, Tenant shall pay the shortfall to Landlord on demand; if it is less than $375,000, Landlord shall, provided Tenant is not in default, refund the overage to Tenant within ten days after completion of the roof work.

16. The following paragraph is added to the end of Section 16.0 of the Original Lease: Notwithstanding anything contained in the preceding paragraph to the contrary, the subordination of this Lease to any mortgage, deed to secure debt or deed of trust now or hereafter placed on or against the Property is subject to the condition that the holder of such mortgage, deed to secure debt or deed of trust enters into a subordination, non-disturbance and attornment agreement with Tenant in a form reasonably acceptable to the mortgage lender (“SNDA”) providing that, in the event such holder succeeds to the interest of Landlord hereunder through foreclosure or otherwise, such holder or its successor or assign shall honor this Lease and not disturb Tenant in its possession of the Premises except upon a default beyond applicable notice and cure by Tenant. No later than December 31, 2019, Landlord shall either (i) deliver to Tenant a fully executed and notarized SNDA from Lakeside Bank with respect to its existing mortgage or (ii) discharge said mortgage.

17. Upon opening of the Construction Escrow, the parties shall record a memorandum of this Lease with the Recorder of Deeds of Cook County, in form attached hereto, as notice of the existence of this Lease.

18. Section 20 of the Original Lease is amended by deleting the first sentence and replacing with the following: “Provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant shall have the right of first refusal to purchase the Real Estate upon the terms set forth herein.”

19. Upon execution of this Amendment, 4Front Ventures Corp., a British Columbia corporation, which directly or indirectly owns 100% of the membership interests of Tenant, shall guarantee the obligations of Tenant under the Lease in form attached. In the event the Guarantor hereafter merges with another entity, the surviving entity shall become the Guarantor and shall, upon demand of Landlord, execute a guarantee of this Lease in form attached. The execution of a guarantee by any such party shall not operate to relieve the original or any subsequent Guarantor of its obligations under the guaranty. Upon demand by Landlord from time to time, the Guarantor shall deliver its current financial statements to Landlord. “Guarantor” means any party who now or hereafter executes a guarantee of this Lease, other than a guarantor whom Landlord has released in writing.

20. Landlord shall indemnify and defend Tenant from and against any damages, liabilities, costs and expenses (including reasonable attorneys’ fees) caused by the gross negligence or willful misconduct of Landlord, its agents or employees on or about the Premises.

21. After January 1, 2020, the parties shall, if required by either party, execute an amended and restated lease, in form provided by Landlord, and reasonably acceptable to Tenant, that consolidates in a single document all of the terms and conditions set forth in the Lease.

SIGNATURE PAGE FOLLOWS

The parties have executed this Amendment as of the date set forth above.

TENANT:		LANDLORD:

IL GROWN MEDICINE LLC,		KINZIE PROPERTIES, LLC,
An Illinois limited liability company		an Illinois limited liability company

By:		By:
Its:	Authorized Signor	___________________, manager

2400 GREENLEAF PARTNERS, LLC,
an Illinois limited liability company

By:
James G. Haft, manager

ATTACHMENTS:

SCHDULE 1 – BASE RENTS

FORM OF MEMORANDUM OF LEASE

FORM OF GUARANTEE

EXHIBIT D – FORM OF CONTRACT

SCHEDULE 1

BASE RENTS

Calendar Year	Base Rent /ft	Base Rent Per Month	Base Rent Per Annum
2019	10.93	10,583	126,997
2020	6.00	46,935	563,220
2021	9.29	107,968	872,052
2022	9.522	110,668	893,854
2023	9.760	113,434	916,200
2024	10.004	116,270	939,105
2025	10.254	119,177	962,583
2026	10.511	122,156	986,647
2027	10.774	125,210	1,011,313
2028	11.043	128,340	1,036,596
2029	11.319	131,549	1,062,511
2030	11.602	134,838	1,089,074
2031	11.892	138,209	1,116,301
2032	12.189	141,664	1,144,208
2033	12.494	145,205	1,172,813
2034	12.806	148,836	1,202,134
2035	13.127	152,556	1,232,187
2036	13.455	156,370	1,262,992
2037	13.791	160,280	1,294,567

For 2019 calendar year, Base Rent is “modified gross” with 2015 Base Year

For 2020 calendar year and beyond, Base Rent is “triple net”, without a base year

Base Rent is payable in monthly installments

2019 Base Rent is for 2410 Space only

FORM OF

MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum”) is made between Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common (collectively “Landlord”), and IL Grown Medicine LLC, an Illinois limited liability company (“Tenant”).

1. Premises. Landlord and Tenant are parties to a certain Industrial Building Lease dated September 1, 2015, as amended by First Amendment dated May 5, 2016, Second Amendment dated June 26, 2017, and Third Amendment dated August 5, 2019 (as amended, the “Lease”) with respect to a certain premises located at 2400-40 Greenleaf Avenue, Elk Grove Village, Illinois (the “Premises”), legally described on Exhibit A attached hereto and made a part hereof.

2. Defined Terms/Lease Controls. In the event of any conflict between the terms and provisions hereof and the terms and provisions of the Lease and those of this Memorandum, the provisions of the Lease shall control. All provisions of the Lease are incorporated herein by reference. Terms used herein but not defined in this Memorandum shall have the meanings ascribed thereto in the Lease.

3. Term. Subject to the terms and conditions of the Lease, Tenant shall have and hold the Premises for a lease term expiring on December 31, 2037.

4. Right of First Refusal. Subject to the terms and conditions of the Lease, Tenant shall have a right of first refusal on any sale of the Premises by Landlord as set forth in the Lease.

5. Other Provisions. This Memorandum is not a complete summary of the unrecorded Lease. Reference should be made to the unrecorded Lease for the full terms, conditions and provisions thereof.

6. Successors and Assigns. This Memorandum shall run with the land described on Exhibit A hereto and shall be binding upon and inure to the benefit of the Landlord and the Tenant and their respective successors and assigns.

7. Counterpart Execution. This Memorandum may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Memorandum of Lease to be executed by their duly authorized officers as of ______________________, 20__ for the purpose of providing this instrument for recording.

LANDLORD 2400 Greenleaf Partners, an Illinois limited liability company	TENANT IL Grown Medicine LLC, an Illinois limited liability company

By:	By:	/s/ Joshua N Rosen
James G. Haft, manager		Joshua N Rosen (Aug 5, 2019)
	Its:	Authorized Signor

Kinzie Properties, LLC, an Illinois limited liability company
By:
Name

A manager

EXHIBIT A

Legal Description

[THIS DOCUMENT SHALL BE IN RECORDABLE FORM; NOTARY PAGES TO FOLLOW]

FORM OF

LEASE GUARANTY

[to be modified to reflect any subsequent amendments or assignment of the Lease]

This Lease Guaranty (“Guaranty”) is made as of this ___ day of _______, by ________, a ___________ (“Guarantor”) whose address is_______________________, to and for the benefit of Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common (collectively, “Landlord”).

WHERAS, Landlord is the landlord under a certain Industrial Building Lease dated September 1, 2015, as amended by First Amendment dated May 5, 2016, Second Amendment June 26, 2017, and a Third Amendment dated as of August 5, 2019 (as amended, the “Lease”) with IL Grown Medicine LLC, an Illinois limited liability company, as tenant (“Tenant”) for premises located at 2400-40 Greenleaf Avenue, Elk Grove Village, Illinois (“Premises”).

WHERAS, Guarantor owns 100% of the membership interests in Tenant and Guarantor shall enjoy material financial benefits derived from the Lease.

NOW THEREFORE, in order to induce Landlord to execute the Third Amendment to the Lease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor agrees as follows:

The Guarantor hereby unconditionally guarantees the payment when due of all rent and other charges to be paid by Tenant under the Lease and the timely performance by Tenant of all other covenants and agreements of Tenant under the Lease. Guarantor promises to pay all the Landlord’s expenses, including attorneys’ fees, incurred by the Landlord in enforcing the obligations of Tenant under the Lease and the obligations of Guarantor under this Guaranty. This Guaranty is a primary obligation of the Guarantor. No irregularity, unenforceability, or invalidity of any provision of the Lease shall impair, release, or be a defense to this Guaranty. Landlord may proceed against the Guarantor without requirement of having first proceeded against or exhausting its rights and remedies against Tenant or any other guarantor. If more than one party guarantees this Lease, the obligations of all such guarantors under this Guaranty shall be joint and several. The Guarantor waives (a) notice of acceptance of this Guaranty; (b) demand for payment of any of Tenant’s monetary obligations or demand for performance of any other Tenant obligation; (c) diligence in any attempt to collect any monetary obligation or enforce any other provision of the Lease; (d) notice to Tenant, the Guarantor or any other guarantor or person of the non-payment or non-performance by Tenant of any condition of the Lease.

This Guaranty is irrevocable, absolute, present, continuing and unconditional, and the obligations of the Guarantor shall not be released, impaired or otherwise affected by reason of: (a) The release or discharge of Tenant or any other guarantor in bankruptcy or other creditors’ proceeding; (b) Any rejection or disclaimer of Tenant; (c) Termination of the Lease or repossession of the Premises by Landlord; (d) Application of any deposit posted by Tenant under the Lease; (e) Exercising or refraining from exercising, for any period of time whatsoever, any rights, including any right of Landlord to accelerate Tenant’s Rent obligations, against Tenant or others (including without limitation any other guarantor) available to Landlord by law or under the Lease, or any failure of Landlord to enforce any of the conditions of the Lease; (f) The addition or release of any persons or entities as additional tenants or guarantors under the Lease; (g) The acceptance of any further security or release of security for payment of Tenant’s obligations under the Lease in addition to this Guaranty and the Lease; (h) Any transfer, assignment or subleasing or consent to any transfer, assignment or subleasing of Tenant’s interest under the Lease or any part thereof; (i) The performance of such other acts as may be permitted under the Lease as it may be from time to time amended; (j) The granting of any license, concession or other agreement with respect to the Premises; (j) The assignment of Landlord’s interest under the Lease; (l) Any modification, amendment or termination of the Lease; or (m) Any extensions of time, waivers, or indulgences which Landlord may extend to Tenant in the performance of its obligations under the Lease.

This Guaranty shall be construed and enforced according to the internal laws of the State of Illinois. Guarantor hereby irrevocably submits to the jurisdiction of any State or Federal courts located Cook County Illinois, and waives any objection to or change venue. Guarantor waives any right to a jury trial in any action brought to enforce this Guaranty. This Guaranty shall inure to the benefit of Landlord’s successors, assigns, and legal representatives, and shall be binding upon Tenant’s successors by merger or otherwise.

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date and year first written above.

GUARANTOR:

4Front Ventures Corp

By	/s/ Joshua N Rosen
Joshua N Rosen (Aug 5, 2019)
Its	Authorized Signor

Print Name	Joshua N Rosen

STATE OF ______________

COUNTY OF ____________             ss.

I, the undersigned, a Notary Public in and for said county and state, DO HEREBY CERTIFY that ___________________, personally known to me to be the_______________ of __________________, and personally known to me to be the same person whose names is subscribed to the foregoing instrument, appeared before me and acknowledged that in such capacity, being authorized so to do, executed the foregoing instrument on behalf of said company or corporation as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this ________ day of _________, 20___.

NOTARY PUBLIC

EXHIBIT “D”

CONTRACT FORM

[to be modified to reflect any subsequent amendments or assignments of the Lease]

CONTRACT FOR PURCHASE OF REAL ESTATE

This Contract for Purchase of Real Estate (“Contract”) is made as of this ___ day of ____ 20__, by and between Kinzie Properties, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, and 2400 Greenleaf Partners, L.L.C., an Illinois limited liability company, as to an undivided 50% interest, as tenants in common, whose address is __________ (collectively “Seller”) and IL Grown Medicine LLC, an Illinois limited liability company (“Purchaser”), whose address is ______________.

RECITALS:

A. WHEREAS, Seller is the owner of that certain parcel of land legally described on Exhibit “A” hereto (“Land”), improved with an industrial building and other structures and improvements (collectively “Building”) (Land and Building sometimes collectively referred to as the “Real Estate”), commonly known as 2400-40 Greenleaf Avenue, Elk Grove Village, Illinois.

B. WHEREAS, Purchaser is currently the sole tenant (“Tenant”) of the Real Estate pursuant to a certain Industrial Building Lease dated September 1, 2015, as amended by First Amendment dated May 5, 2016, Second Amendment June 26, 2017, and Third Amendment dated as of August 5, 2019 (as amended, the “Lease”).

C. WHEREAS, Purchaser desires to purchase and Seller desires to sell the Premises (as hereafter defined) on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants herein contained, Ten Dollars paid and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1. PREMISES. The “Premises” consists of and is defined as:

1.1 The Land, which term as used hereunder shall include all of Seller’s right, title and interest, if any, in easements, tenements, hereditaments, rights, privileges and appurtenances in any way belonging or pertaining thereto, whether or not of record, including without limitation (a) any oil, gas, mineral, riparian, water or similar rights, (b) any land lying in the bed of any street, road or avenue, open or proposed, at the foot of or adjoining the Real Estate, and (c) all easements, if any, whether or not of record, appurtenant to the Land and the use of all appurtenant and assignable strips, railroad tracks and rights-of-way, if any, abutting, adjacent, contiguous or adjoining the Land.

1.2 The Building, which term as used hereunder shall include: all buildings, structures, fixtures, utility lines, roads, access ways, water control and drainage facilities, infrastructure and other improvements of every kind and nature presently situated on, in or under or hereafter erected, installed or used in, on or about the Real Estate, to the extent of Seller’s interest therein.

1.3 All fixtures, equipment, and signs located on or about the Real Estate and owned by Seller, but excluding any such property owned by Tenants.

1.4 All personal property and equipment, if any, located on the Real Estate and used in conjunction therewith and owned by Seller as of the date hereof (“Personal Property”).

1.5 To extent assignable, all of Seller’s interest, if any, in and to (i) all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats, land sale registrations, property reports, conditional use permits, special use permits, declarations of non-significance, environmental impact statements and entitlements issued, approved or granted to or for the benefit of Seller which relate to the Premises, and (ii) all licenses, consents, easements, rights of way and approvals required to make use of utilities and insure vehicular and pedestrian ingress and egress to the Premises (collectively, the “Licenses and Permits”).

1.6 Seller’s right, title and interest as landlord in and to the Lease, and the balance of any security deposits held by Seller thereunder.

2. PURCHASE PRICE.

2.1 Subject to the terms and conditions contained herein, Seller agrees to sell the Premises to Purchaser, and Purchaser agrees to purchase the Premises from Seller, for a purchase price of ___ Million _____ Thousand Dollars ($_____.00) (the “Purchase Price”), subject to prorations and adjustments as provided below.

2.2 The Purchase Price shall be payable as follows:

A. Within three (3) business days after the Execution Date (as defined below), Purchaser shall deposit earnest money (“Earnest Money”) in an amount equal to five percent (5%) of the Purchase Price with such title insurance company as Purchaser may designate, as escrowee (“Escrow Agent” or “Title Company”) in a non-interest bearing account. All Earnest Money shall be non-refundable (except as otherwise expressly provided in this Contract) but shall be credited against the Purchase Price at Closing.

B. At Closing, Purchaser shall pay the balance of the Purchase Price, plus or minus prorations and adjustments as provided herein, by wire transfer of immediately available funds in United States currency. Purchaser shall authorize Escrow Agent to disburse the proceeds of sale to Seller prior to 2:00 p.m. (EST) on the Closing Date.

3. TITLE AND SURVEY.

3.1 Upon Closing, Seller shall convey title to the Premises to Purchaser or Purchaser’s nominee by delivery of its special warranty deed(s), in recordable form, conveying title subject only to the Permitted Exceptions (as hereafter defined) applicable with respect to the Real Estate.

3.2 As evidence of title, upon the Execution Date of this Contract, Purchaser shall order a title commitment (“Title Commitment”) for title insurance from such title insurance company as Purchaser may designate (“Title Company”) to issue to Purchaser at Closing an ALTA Owner’s Title Insurance Policy on the Real Estate in the amount of the Purchase Price (“Title Policy”). The cost of the Title Commitment and base Title Policy shall be borne by Seller, provided the cost does not exceed what Chicago Title Insurance Company would have charged for an industrial property with the same sale price, and any cost above that amount shall be borne by Purchaser. The cost of any other endorsements desired by Purchaser or its lender, shall be obtained by Purchaser at its expense but issuance thereof shall not be a condition of Closing. If Purchaser is unable to find a Title Company that is willing to issue a Title Commitment or Title Policy, Purchaser shall nonetheless be required to proceed to Closing and Purchaser’s inability to obtain a Title Commitment or Title Policy shall not be a condition of Closing.

3.3 If the Title Commitment shows that title to the Real Estate is encumbered by matters that materially and adversely affect the use or value of the Real Estate (other than the permitted exceptions listed in Exhibit B), Purchaser shall give written notice thereof to Seller no later than the thirty (30) days after the date of this Contract of five (5) days after receipt of the Title Commitment, whichever is earlier, and such item(s) shall be referred to as “Unpermitted Exception(s)”. Notwithstanding the foregoing, Purchaser shall have no right to object to matters done or suffered by Purchaser under the Lease and such matters, if any, shall not be considered Unpermitted Exceptions. If Seller fails to elect in writing, given no later than 5 days after receipt of Purchaser’s notice of objection, to remove such Unpermitted Exceptions at or before Closing, Purchaser may as its sole and exclusive remedy elect, by written notice given no later 3 business days after the expiration of the aforesaid 5 day period, to: (i) waive such exception and proceed with the Closing, whereupon Purchaser shall accept Seller’s deed subject to the Unpermitted Exceptions, without reduction of or adjustment to the Purchase Price, and such Unpermitted Exception shall become a Permitted Exception, (ii) deduct from the Purchase Price the cost of discharging or insuring over Unpermitted Exceptions of an ascertainable amount, or (iii) terminate this Contract, whereupon the Earnest Money and interest earned thereon shall be refunded to Purchaser and thereafter neither party shall have any further obligation hereunder (except those provisions which expressly survive termination). If Purchaser fails to make such election within such time, then Purchaser shall be deemed to have elected (ii) above. If Purchaser fails to give written notice of an Unpermitted Exception within fifteen (15) days after the date of this Contract, then Purchaser shall be deemed to have elected to proceed to Closing subject to all exceptions and matters shown on the Title Commitment. Notwithstanding the foregoing, Seller shall be obligated to discharge or insure over at Closing all mortgages and related security agreements and interests that Seller voluntary caused to be placed of record against the Premises and provided Seller does so, Purchaser shall be required to proceed to Closing without reduction in the Purchase Price.

3.4 The permitted exceptions listed in Exhibit B and all other matters disclosed by Title Commitment or Survey to which Purchaser does not provide written notice of objection in the time and manner described above, or to which Purchaser is deemed to have approved of to which Purchaser waives its objection, shall be deemed exceptions subject to which Purchaser agrees to accept title (the “Permitted Exceptions”).

3.5 Purchaser acknowledges receipt of a survey of the Real Estate prepared by Certified Survey Inc, dated July 2, 2014 (“Survey”). Purchaser may at its expense, obtain a new survey or request the surveyor to make such updates, revisions or re-certifications of the Survey as Purchaser may require and surveyor may agree, provided, the issuance of any such revisions or re-certifications shall not be a condition of Closing or serve as the basis of an Unpermitted Exception.

4. INSPECTIONS

4.1 Purchaser acknowledges prior receipt of the environmental reports listed in Exhibit F (“Environmental Reports”). Purchaser acknowledges that as sole tenant of the Premises, and having substantially renovated the Building, Purchaser is fully apprised of the condition of the Premises. Purchaser, prior to execution of this Contract, was familiar with all legal, zoning, operating expense, environmental, physical and other matters concerning the Premises and has had the opportunity to perform all inspections and investigations that Purchaser deemed necessary or desirable. Pursuant to the Lease, Purchaser, as tenant, has been solely responsible for the repair, maintenance and legal compliance of the Premises from and after the date of delivery to Purchaser of possession of the entire Premises.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS.

5.1 Seller represents and warrants to Purchaser that, as of the date hereof:

A. Except for the Lease, Seller has not executed any leases for any part of the Premises that remain effect as of the date hereof.

B. Other than violations done or suffered by Purchaser, its agents or affiliates, or violations that were the responsibility of Purchaser, as tenant, to cure under the Lease, Seller has received no written notice of any violation (that has not been corrected) of any law, ordinance, order, regulation or requirement having jurisdiction over the Premises. Seller has received no written notice that any condemnation or eminent domain proceedings are currently pending and, to Seller’s knowledge, none are pending against the Premises.

C. Except as set forth in the Environmental Reports, and except for matters done or suffered by Purchaser, its agents or affiliates, Seller has no knowledge of a material release or discharge of hazardous substances at the Premises in violation of any Environmental Laws which occurred prior to delivery to Purchaser, as tenant under the Lease, of possession of the entire Premises.

D. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986;

E. Seller has full authority and power to execute this Contract and to close the sale of the Premises and that Seller’s execution and performance of this Contract does not conflict with any obligation or agreement of Seller.

F. Seller has executed no management agreements, service contracts, maintenance agreements, warranties, guaranties, bonds, construction contracts, architectural contracts, parking agreements, or other agreements affecting the operation of the Premises, the Personal Property and/or Building (“Operating Agreements”) that will be binding upon Purchaser after Closing.

G. Each Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of State of Illinois. Seller has full power to execute, delivery, and carry out the terms and provisions of this Contract and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken, or will take prior to Closing, all necessary action to authorize the execution, delivery and performance of this Contract and such other agreements, instruments and documents.

5.2 Seller makes no representation or warranties as to the accuracy of the information contained in the Environmental Reports. Except as expressly set forth in this Contract, Seller makes no representations or warranties relating to the Premises. The representations and warranties of Seller set forth in Section 5.1 of this Contract shall be deemed remade as of Closing, provided that Seller may give Purchaser, on or before the Closing Date, one or more notices of any modifications (each a “Statement of Modifications”) to such representations and warranties which arise after the date hereof. The representations and warranties of Seller in this Contract (as same may be modified) shall survive Closing for a period of six (6) months after the Closing Date after which all of the representations and warranties of Seller shall become void and of no further force or effect. Failure of Purchaser to give detailed written notice of a breach of a representation or warranty within six (6) months after Closing shall be a waiver of such representations and warranties. Any action to enforce such claim shall be brought no later than nine (9) months after Closing failing which it shall be forever barred. Representations and warranties made in this Contract to “Seller’s knowledge” or “Seller’s actual knowledge” or other references to Seller’s knowledge in this Contract shall mean and be limited to the actual knowledge of James G. Haft, without investigation whatsoever, and no other person, and shall not be construed to impose a duty on Seller to independently investigate the matters so represented and warranted. If on or before Closing, Purchaser shall discover that any of Seller’s representations or warranties are materially inaccurate or if Seller shall deliver a Statement of Modifications, then Purchaser may, as its sole and exclusive remedies, either waive such matter and proceed to closing or terminate this Contract whereupon the Earnest Money together with interest earned thereon shall be refunded to Purchaser, and thereafter neither party shall have any further obligation hereunder (except those which expressly survive termination). If Purchaser closes with knowledge that a representation or warranty is inaccurate, then such representations and warranties shall be deemed modified accordingly and Purchaser shall be deemed to have waived all claims with respect thereto.

5.3 From the date of this Contract until Closing (or termination of this Contract, as applicable), and provided Purchaser is not in default, Seller hereby covenants and agrees that, with respect to the Premises:

A. Seller will not lease or grant to any third party any interest nor any right to acquire an interest in the Premises or any part thereof or further encumber the Premises (including, without limitation, the recording of any covenants, conditions, or restrictions against the Premises) without the prior written approval of Purchaser, which shall not be unreasonably withheld.

B. Seller will promptly deliver to Purchaser copies of any written notices hereafter received by Seller from any governmental authority alleging the violation of any applicable law affecting the Premises other than those caused by the act or omission or Tenant.

6. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

6.1 Purchaser represents and warrants to Seller as follows: Purchaser has full authority and power to execute this Contract and to close the sale of the Premises and that Purchaser’s execution and performance of this Contract does not conflict with any obligation or agreement of Purchaser. All of Purchaser’s representations, warranties and covenants in this Contract shall be deemed remade as of the Closing and shall survive Closing for a period of six (6) months.

6.2 Purchaser acknowledges that it has had the opportunity to inspect the Premises in detail prior to execution of this Contract. Purchaser further acknowledges that, having been a tenant in the Building since March 2015, and having materially modified and improved the Building, Purchaser has full knowledge of the condition of the Premises and all matters related thereto. Purchaser has independently determined that the matters of title and survey (other than any Unpermitted Expcetions), zoning and other legal constraints, physical condition, structure and all other matters relating to the Premises are satisfactory to Purchaser in all respects.

6.3 Purchaser acknowledges and agrees that except as expressly provided herein (i) Purchaser is purchasing the Premises “AS IS” with the full knowledge and understanding that Seller is making NO REPRESENTATIONS, WARRANTIES OR INDEMNITIES, express or implied, with respect to the Premises, its condition, its suitability for any intended purpose, habitability, merchantability, or any other matter; and (ii) Purchaser waives and releases any and all claims, warranties, indemnities, guarantees, conditions or liabilities against Seller, its principals and agents, whether express or implied, arising out of law or otherwise, and whether now known or hereafter discovered with respect to the Premises or this transaction.

7. OMITTED

8. CLOSING.

8.1 The consummation of the transaction contemplated hereunder (“Closing” or “Closing Date”) shall occur on the date that is Forty-five (45) days after the date of this Contract. Closing shall occur at the offices of the Escrow Agent, with each party providing its own escrow instructions to Escrow Agent, provided such instructions shall not be inconsistent with the terms of this Contract.

8.2 Purchaser and Seller shall equally split any escrow costs imposed by the Escrow Agent. The cost of all State and County transfer taxes shall be paid by Seller at Closing; any Village of Elk Grove transfer taxes shall be paid by Purchaser. Recording charges shall be handled in accordance with local custom. All costs relating to Purchaser’s financing shall be borne by Purchaser. Title premiums shall be paid in the manner described in Article 3.

8.3 At Closing, Seller shall deposit in the Escrow or deliver to Purchaser the following:

A. Duly executed special warranty deed(s) in customary form,

B. Duly executed general assignment substantially in the form of Exhibit “E” by Seller to Purchaser of any and all guaranties, warranties, claims and rights from all contractors and manufacturers of the roof, equipment, fixtures or other improvements to the Building, and all Licenses and Permits, in each case only to the extent assignable, in effect, and owned by Seller.

C. A non-foreign affidavit sufficient in form and substance to relieve Purchaser of any and all withholding obligations under Section 1445 of the Internal Revenue Code.

D. Quit claim bill of sale to Personal Property, if any, owned by Seller.

8.4 At the Closing, Purchaser shall deposit in the closing escrow the balance of the Purchase Price, plus or minus prorations and adjustments, by wire transfer of immediately available funds.

8.5 At the Closing, Purchaser and Seller shall jointly execute and deposit in the Escrow the following:

A.	Joint Closing Statement.

B.	Transfer declarations, if required, for state, county, and municipal real estate transfer taxes.

8.6 Village Inspections. If the Village of Elk Grove or any other governmental entity requires a code inspection, repairs to the Premises, fee payments, or imposes any other obligation as a condition to recording the deed, Purchaser shall be fully responsible for compliance with such conditions and obligations, and delivery of the deed by Seller shall constitute fulfilment of Seller’s obligations to convey title notwithstanding that recording may not have occurred. Purchaser shall, prior to execution of this Contract, investigate and satisfy itself as to the existence, cost and burden of any such conditions and obligations.

8.7 Lease Termination. The Lease shall terminate upon Closing without further action of the parties.

9. CLOSING ADJUSTMENTS.

Prorations shall be made between Seller and Purchaser on a per diem basis as of the Closing Date. The Closing Date shall be a day of income and expense for Purchaser. The following items shall be prorated and adjusted between Seller and Purchaser as of the Closing Date, except as otherwise specified:

9.1 Rents paid for the month of Closing by the Tenant under the Lease, and any other prepaid rents (collectively, “Rent”), shall be prorated as of the Closing Date based on the respective number of days of ownership of Seller and Purchaser for such month. Any Rent due or past due under the Lease as of Closing shall be paid to Seller on Closing, and prorated if applicable.

9.2 To the extent not paid by directly by Tenant, the parties will coordinate to transfer billing for water, electricity, sewer, gas, telephone and other utilities charges as of the Closing Date, and/or prorate such items if such billing transfers cannot be accomplished on Closing. Any security deposits or similar items paid to utility providers by Seller shall remain the property of Seller.

9.3 Real estate taxes paid during the year in which Closing occurs shall be prorated as of the Closing Date on a cash, rather than accrual basis, based on the last ascertainable tax bill and such proration shall be final.

9.4 All unapplied balances of security deposits under the Lease held by Seller shall be credited to Purchaser on Closing.

9.5 Except as set forth above, there shall be no prorations and all prorations shall be final.

10. DEFAULTS; FAILURE TO CLOSE.

10.1 If (i) Purchaser shall fail to perform any of its obligations hereunder that are to be performed prior to Closing, and such failure continues for five (5) days after written notice thereof, or (ii) Purchaser fails to perform any of its obligations that are required to be performed on Closing (for which no notice of default shall be required) then Purchaser shall be in “default” hereunder. Also, a default (after applicable notice and cure periods) by a party under the Lease shall constitute a default by that party under this Contract. If this Contract was executed pursuant Section 3.2 (Put and Call Options) of the Lease, a default (after applicable notice and cure periods) by a party under this Contract shall constitute a default under the Lease. Upon a default by Purchaser, Seller shall be entitled, as its sole and exclusive remedy for such default (except for any liability of Purchaser to Seller for indemnities or other agreements that expressly survive termination of this Contract which shall not be limited) to terminate this Contract and retain the Earnest Money as liquidated damages, and recover costs of enforcement under Section 10.3 below, except that if this Contract was executed pursuant to the exercise of the landlord’s option to sell the Premises (“put” option) to Tenant under Section 3.2 of the Lease, then Landlord shall have the right to seek specific performance of this Contract against Purchaser or retain the Earnest Money as liquidated damages.

10.2 If (i) Seller shall fail to perform any of its obligations hereunder that are to be performed prior to Closing, and such failure continues for five (5) days after written notice thereof, or (ii) Seller fails to perform any of its obligations that are required to be performed on Closing (for which no notice of default shall be required), then Seller shall be deemed to be in “default” under this Contract. Upon a default by Seller (other than a breach of representation or warranty disclosed or discovered prior to Closing), Purchaser may as its sole and exclusive alternative remedies either (i) terminate this Contract and receive a refund of the Earnest Money together with interest earned thereon, whereupon neither party shall have any further obligation under this Contract (except those which expressly survive termination) or (ii) commence an action for specific performance no later than 90 days after the date of such default, after which such action shall be barred, or (iii) waive all claims on account of such default and proceed to Closing on the Closing Date. Election of one or more of the aforesaid remedies shall preclude an election of others, except that if Purchaser has commenced an action for specific performance, Purchaser may subsequently elect to terminate this Contract and receive a refund of the Earnest Money pursuant to (i) above provided that Purchaser dismisses such action with prejudice. Notwithstanding anything herein to the contrary, if prior to Closing any Seller’s representations or warranties are discovered or disclosed to be materially inaccurate, then Purchaser’s sole and exclusive remedies shall be to either waive such breach and proceed to Closing or terminate this Contract and receive a refund of the Earnest Money together with interest earned thereon, whereupon neither party shall have any further obligation under this Contract (except those which expressly survive termination). If subsequent to Closing, Purchaser discovers that a representation or warranty of Seller is not materially correct, then Purchaser may, as it sole and exclusive remedy, bring an action against Seller for its actual damages (all consequential, indirect and secondary damages being waived) in an amount not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate.

10.3 The non-prevailing party shall pay all reasonable attorneys fees and costs of the prevailing party incurred in connection with any litigation brought to enforce this Contract.

11. CASUALTY AND CONDEMNATION.

11.1 If the Building is destroyed or damaged by fire or other casualty (an “Occurrence”) and not repaired and/or restored before Closing, and the cost of repairing such damage will exceed $5,000,000.00, the Closing shall occur on the latter of the Closing Date specified above or ten (10) days after the date of such Occurrence, but no later than thirty (30) days after the Closing Date specified above. Within ten (10) days after such an Occurrence, either party may elect to terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser, and no party hereto shall have any claim against any other party hereto by virtue of this Contract. If neither party so terminates, the parties shall proceed to close the sale and purchase contemplated hereby, in which event Purchaser shall be entitled (to the extent permitted under the Lease) to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto and Seller shall have no obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as reasonably requested by Purchaser.

11.2 If the cost of repairing the damage caused by such Occurrence will not exceed $5,000,000, Closing shall not be extended and Purchaser shall proceed to Closing in which event Purchaser shall (to the extent permitted under the Lease) be entitled to settle the loss with the insurance companies and to receive the proceeds of insurance applicable thereto, and Seller shall have no obligation to repair. To that end, Seller shall execute all necessary proofs of loss, assignments of claim and similar items as reasonably requested by Purchaser.

11.3 If between the Execution Date and the date of Closing, any material portion of the Premises is taken under power of eminent domain, any condemnation or eminent domain proceedings are filed with respect to any material portion of the Premises, or Seller receives written notice of an offer to purchase, in anticipation of condemnation if a negotiated price cannot be reached, from any authority with power of eminent domain with respect to any portion of the Premises, Purchaser may, within thirty (30) days after learning of such proceedings, at its option, elect either to:

A. Terminate this Contract, in which event the Earnest Money deposited to date and interest earned thereon shall be refunded to Purchaser and no party hereto shall have any claim against any other party hereto by virtue of this Contract, or

B. Close the transaction contemplated hereby, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings; provided, that if Seller has received an award on account thereof, Seller shall credit Purchaser at Closing with an amount equal to such award. Any taking for road or utility purposes that does not result in a taking of any portion of the Building, reduce parking, or adversely affect access shall not be a material taking and the provisions of this Section B shall apply. Notwithstanding anything above to the contrary, any taking which gives Tenant the right to terminate its Lease (unless Tenant waives such right in writing) shall be deemed a material taking.

C. If Purchaser fails to notify Seller of its election, within the applicable time specified above, then Purchaser shall be deemed to have elected B above.

12. MISCELLANEOUS.

12.1 The date of Purchaser’s receipt of a fully executed counterpart of this Contract (or a telecopy or PDF of the signature page executed by Seller) shall be referred to as the “Execution Date”.

12.2 All notices to be given hereunder shall be in writing and shall be delivered to the person to whom the notice is directed, either in person (provided that such delivery is confirmed by the courier delivery service), or by expedited delivery service with proof of delivery, or by United States Mail, postage prepaid, as a Registered or Certified item, Return Receipt Requested. Notices delivered by personal delivery will be deemed to have been given at the time of such delivery and notices delivered by mail will be effective when deposited in a Post Office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed and addressed, as provided below. Courtesy copies shall simultaneously be given by PDF/Email but such emails alone shall not constitute effective notice.

12.3 This Contract and the Exhibits attached hereto contain the entire agreement between the parties in connection with this transaction, and there are no oral or parol agreements, representations or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby. This Contract may not be modified except by a written agreement signed by all of the parties hereto. This Contract shall not be construed for or against Seller or Purchaser but shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

12.4 Time is of the essence of this Contract.

12.5 The captions and headings used in this Contract are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Contract.

12.6 This Contract shall be governed by the laws of the State of Illinois. Any litigation brought to enforce this Contract shall be brought only in state or federal courts located in the State of Illinois.

12.7 This Contract shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Except as hereafter provided, Purchaser shall not assign this Contract without Seller’s prior written consent, which consent may be withheld for any reason or no reason in Seller’s sole discretion. Purchaser shall have the right to assign this Contract to any entity affiliated with Purchaser or any entity controlling, controlled or under common control with Purchaser to take title to the Property, provided that at least five days prior to Closing, (i) Purchaser provides Seller written notice of such assignment, together with a copy of the fully executed assignment agreement, (ii) the assignee makes the representations and warranties set forth in Article 6 above and provides Seller with written acknowledgement thereof, and (iii) no such assignment shall relieve Purchaser of its obligations hereunder.

12.8 If any provision of this Contract is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Contract shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Contract; and, the remaining provisions of this Contract shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Contract.

12.9 The written waiver by either party of the performance of any covenant, condition or promise shall not invalidate this Contract, nor shall it be construed as a waiver of any other covenant, condition or promise herein. The written waiver by either party of the time for performing any act shall not constitute a waiver of the time for performing any other act or any incidental act required to be performed at a later time. The delay or forbearance by either party in exercising any remedy or right, the time for the exercise of which is not specifically and expressly limited or specified in this Contract, shall not be considered a waiver of, or an estoppel against, the later exercise of such remedy or right.

12.10 This Contract may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement; but in making proof of this Contract, it shall not be necessary to produce or account for more than one (1) such counterpart.

12.11 SELLER AND PURCHASER, FOR THEMSELVES AND THEIR RESPECTIVE HEIRS, ESTATES, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS CONTRACT.

12.12 Except as otherwise expressly provided herein, no conditions and no representations, warranties, covenants, agreements or other obligations of Seller in this Contract shall survive the Closing and no action based thereon shall be commenced after the Closing.

12.13 Purchaser represents that it has engaged no brokers or finders with respect to this transaction. Purchaser each agree to indemnify and hold Seller from any demands, claims or payments including attorney’s fees and costs in the event of a breach of the aforesaid covenant, representation and warranty. The provisions of this Section 12.13 shall survive Closing or termination of this Contract.

12.14 Purchaser shall not record this Contract or any memorandum thereof, and any attempt to do so shall constitute a default under this Contract.

12.15 The following exhibits are attached hereto and incorporated herein:

Exhibit “A”	Legal Description
Exhibit “B”	Permitted Exceptions
Exhibit “C”	Omitted
Exhibit “D”	Omitted
Exhibit “E”	Form of General Assignment
Exhibit “F”	Environmental Reports

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this Contract as of the date set forth above.

PURCHAER:	SELLER:

IL GROWN MEDICINE LLC	KINZIE PROPERTIES, LLC,
An Illinois limited liability company	an Illinois limited liability company

By:	By:
Its: Manager

2400 GREENLEAF PARTNERS, LLC,
an Illinois limited liability company

By:
Its: Manager

EXHIBIT “A”

Legal Description

THE WEST 420.0 FEET OF THE EAST 600 FEET OF THE WEST 1629 FEET OF LOT 23 IN CENTEX INDUSTRIAL PARK UNIT 5, BEING A SUBDIVISION IN SECTION 35, TOWNSHIP 41 NORTH, RANGE 11 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY,ILLINOIS.

Commonly known as 2400-2400 Greenleaf Avenue, Elk Grove Village, Illinois

EXHIBIT “B”

PERMITTED EXCEPTIONS

THE LEASE AS THE SAME MAY BE AMENDED

MATTERS DONE OR SUFFERED BY PURCHASER, TENANT OR THEIR AGENTS OR AFFILIATES

GENERAL REAL ESTATE TAXES NOT YET DUE AND PAYABLE

BUILDING LINE 25 FEET BACK FROM THE SOUTH LINE OF LAND AS SHOWN ON THE PLAT OF CENTEX INDUSTRIAL PARK UNIT NUMBER 5 RECORDED SEPTEMBER 28, 1960 AS DOCUMENT 17976174 AND FILED AS DOCUMENT LR1944839.

EASEMENT FOR PUBLIC UTILITIES AND DRAINAGE OVER AND UPON THE NORTH 10 FEET OF LAND AS SHOWN ON THE PLAT OF SUBDIVISION AFORESAID.

EASEMENT FOR PUBLIC UTILITIES, SEWER, WATER AND DRAINAGE OVER AND UPON THE SOUTH 25 FEET OF LAND AS SHOWN ON THE PLAT OF SUBDIVISION AFORESAID.

EASEMENT OVER AND UPON THE PREMISES FOR THE PURPOSE OF INSTALLING AND MAINTAINING ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE SUBDIVISION AND OTHER PROPERTY WITH TELEPHONE AND ELECTRIC SERVICE, TOGETHER WITH THE RIGHT TO OVERHANG AERIAL SERVICE WIRES OVER ANY PART OF THE LAND AND ALSO RIGHT OF ACCESS THERETO, AS GRANTED TO THE ILLINOIS BELL TELEPHONE COMPANY AND THE COMMONWEALTH EDISON COMPANY AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND AS SHOWN ON THE PLAT OF SAID SUBDIVISION RECORDED SEPTEMBER 28, 1960 AS DOCUMENT 17967174 AND FILED AS DOCUMENT LR1944839.

COVENANTS AND RESTRICTIONS CONTAINED IN DEED RECORDED OCTOBER 28, 1960 AS DOCUMENT 18003202 ALSO FILED IN RECORDER’S OFFICE AS LR1949777 MADE BETWEEN CHICAGO TITLE AND TRUST COMPANY AS TRUSTEE UNDER TRUST NUMBER 38909 AND T. A. C. CORPOARTION REGARDING LOCATION, CONSTRUCTION, USE AND CHARACTER.

EASEMENT AS CONTAINED IN INSTRUMENT RECORDED OCTOBER 28, 1960 AS DOCUMENT 18003202 ALSO FILED IN RECORDER’S OFFICE AS LR1949777 MADE BETWEEN CHICAGO TITLE AND TRUST COMPANY AS TRUSTEE UNDER TRUST NUMBER 38909 AND T. A. C. CORPORATION FOR THE PURPOSE OF ERECTING, CONSTRUCTING, MAINTAINING AND OPERATION UTILITY SERVICE OVER, ACROSS, UNDER AND THROUGH THE PREMISES IN THE DESIGNATED SET BACK AREAS BETWEEN THE BUILDING LINE AND THE PROPERTY LINES, INCLUDING PUBLIC SERVICE WIRES AND CONDUITS FOR LIGHTING, POWER AND TELEPHONE, GAS LINES, SANITARY SEWER, STORM SEWER AND WATER, AND THE GRANTOR SHALL HAVE THE RIGHT TO RIGHT OF WAY EASEMENTS TO OTHERS TO CARRY OUT THOSE PURPOSES.

TERMS, PROVISIONS AND CONDITIONS OF THE ENVIRONMENTAL NO FURTHER REMEDIATION LETTER RECORDED JUNE 11, 1998 AS DOCUMENT NUMBER 98493817.

RIGHTS OF WAY FOR RAILROAD SWITCH AND SPUR TRACKS, IF ANY.

EXHIBIT “C”

OMITTED

EXHIBIT “D”

OMITTED

EXHIBIT “E”

General Assignment

FOR VALUE RECEIVED, ______________________(“Assignor”), acting by and through its duly authorized _______________________, has BARGAINED, GRANTED, SOLD, ASSIGNED, TRANSFERRED AND CONVEYED, and by the presents does BARGAIN, GRANT, SELL, ASSIGN, TRANSFER AND CONVEY unto _______________________________, a _______________________ (“Assignee”), but only to the extent assignable, all of Assignor’s right, title and interest in and to:

(a) Any and all existing warranties (“Warranties”) that have not expired by lapse of time on equipment, personal property or structural components located the real property (“Real Estate”) described in Exhibit “A”; and

(b) Any and all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats, land sale registrations, property reports, conditional use permits, special use permits, declarations of non-significance, environmental impact statements and entitlements issued, approved or granted to or for the benefit of Seller which relate to the Real Estate (collectively the “Governmental Permits”).

Assignor makes no warranty, express or implied, as to (i) the title to the Warranties, Governmental Permits, (ii) the performance of the warranties, or (iii) the assignability of any of either the Warranties or Governmental Permits.

All exhibits attached to this Contract are incorporated herein for all purposes.

DATED this _____ day of __________, 20___.

ASSIGNOR:

By:______________________________

Name/Title:_______________________

Schedule of Exhibits:

Exhibit “A” - Real Estate

5

EXHIBIT F

Environmental Reports Received by Purchaser

No Further Remediation Letter recorded in Cook County Recorder of Deeds Office as Doc. 98493817

Addendum to Investigation Summary Report dated January 9, 1998 by EPS Environmental Services Inc.

Investigation Summary Report, dated September 18, 1997 by EPS Environmental Services Inc.

6

SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE This Second Amendment to Industrial Building Lease (“Amendment”) is made as of June 26, 2017, by and between Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common (collectively “Landlord”), and IL Grown Medicine LLC, an Illinois limited liability company (‘‘Tenant”). WHEREAS, Landlord and Tenant are parties to a certain Industrial Building Lease dated as of September 1, 2015 (“Lease”). with respect to certain 11,622 rentable square foot Premises located at 2410 Greenleaf Avenue, Elk Grove Village, Illinois (the “Premises”); I WHEREAS, Tenant contracted with Carlson Brothers, Inc. (“Carlson”) to perform certain work at the Premises. On or about February 16, 2016, Carlson recorded a Claim for Mechanic’s Lien against the Premises (Carlson’s Lien’’). Subsequently, Carlson filed a complaint to foreclose said lien claim in the Circuit Court of Cook County, Illinois against Landlord, Tenant and Lakeside Bank (“Lakeside”) (the “Carlson Action”); WHEREAS, Land lord and Tenant executed and delivered to each other that certain First Amendment To Industrial Building Lease. dated May 5, 2016 (“First Amendment’’). and Pursuant to the Lease and First Amendment. Tenant paid $100,00 .00 directly to Landlord and Tenant paid $300,000.00 to Chicago Title Insurance Company (“‘CT &T”), as escrow agent, as security for the performance of Tenant’s obligations under the Lease and First Amendment to cause the Carlson Lien to be released and the Carlson Action to be dismissed (collectively ‘‘Carlson Lien Deposit’’); WHEREAS, Carlson. Tenant, Landlord and Lakeside have executed a Settlement Agreement, of even date herewith (“Settlement Agreement”) Pursuant to which Carlson has agreed to release the Carlson Lien and a dismissal of the Carlson Action for payment by Tenant of $350,000.00; and WHEREAS, the parties desire to modify the Lease to reflect the Settlement Agreement and to provide for the payment off the Carlson Lien Deposit as provided herein; NOW, THEREFORF, in consideration off the foregoing recitals which are incorporated herein, and other good and valuable consideration. The receipt and adequacy of which is acknowledged. the parties agree as follows: I. Unless otherwise defined herein, all terms used herein shall have the same meaning as ascribed to them in the Lease add First Amendment. If the terms of this Amendment conflict with the Lease, the terms of this Amendment shall govern. As amended hereby, the Lease as amended remains in full force and effect.: I • 2. Landlord and Tenant shall provide a joint written direction to CT&T to tender to the law firm of Arnstein & Lehr, LLP (“Arnstein’’) a cashier’s check payable to Carlson Brothers, Inc., or a money transfer to Carlson Brothers, Inc., in the amount of $300,000. Any and all fees and costs required by CT&T shall be paid by Tenant. The parties shall take such additional actions as reasonably may be required by CT &T to induce it to make said payment. 3. Landlord shall tender to the law firm of Arnstein & Lehr, LLP (“Arnstein”): (i) a cashier’s check in the amount of $50.000.00. payable to carlson Brothers. Inc. and (ii) a check in the amount of $50,000.00 payable :to Tenant; which payments together with the disbursement by CT&T as aforesaid represent a full refund of the Carlson Lien Deposit held by Landlord under Section 1 1.2 of the Lease. 4. Arnstein shall not disburse or release any funds deposited with it hereunder until it has obtained and delivered to Landlord:

i. a recorded release of the mechanics lien claim filed against the Premises by Northwest Floor Care; ii. a waiver of Carlson’s Mechanics Lien rights and claims against the Premises; and iii. a release, in recordable form, of the Carlson’s Lien. 5. Upon satisfaction of the conditions set forth in Par. 4 above, Arnstein shall: (i) deliver to Carlson’s attorney the aforesaid check from Landlord in the amount of $50,000 and the payment from CT&T in the amount of$300,000, (ii) deliver to Tenant the $50,000 check made payable to Tenant, and (iii) record the release of the Carlson Lien with the Recorder of Deeds of Cook County and deliver a stamped recorded copy to Landlord. If Arnstein is unable to comply with the instructions set forth above by July 31, 2017, then upon receipt of a written demand by Landlord, Arnstein shall return all deposits to Landlord, which shall continue to be held as security deposits under the terms of Section 11.2 of the Lease, and in such event Tenant agrees to take all actions necessary to reinstate the CT&T escrow. The parties have executed this Second Amendment to Industrial Building Lease as of the date set forth above. TENANT: LANDLORD: IL GROWN MEDICINE LLC, KINZIE PROPERTIES, LLC, An Illinois limited liability company an Illinois limited liability company By: By: Its: Its: 2400 GREENLEAF PARTNERS, LLC, an Illinois limited liability company By: Its: Arnstein & Lehr LLP agrees to be bound by the instructions set forth above. Arnstein & Lehr.(LLP By A partner

i. a recorded release of the mechanics lien claim filed against the Premises by Northwest Floor Care; ii. a waiver of Carlson’s Mechanics Lien rights and claims against the Premises; and iii. a release, in recordable form, of the Carlson’s Lien. 5. Upon satisfaction of the conditions set forth in Par. 4 above, Arnstein shall: (i) deliver to Carlson’s attorney the aforesaid check from Landlord in the amount of $50,000 and the payment from CT&T in the amount of$300,000, (ii) deliver to Tenant the $50,000 check made payable to Tenant, and (iii) record the release of the Carlson Lien with the Recorder of Deeds of Cook County and deliver a stamped recorded copy to Landlord. If Arnstein is unable to comply with the instructions set forth above by July 31, 2017, then upon receipt of a written demand by Landlord, Arnstein shall return all deposits to Landlord, which shall continue to be held as security deposits under the terms of Section 11.2 of the Lease, and in such event Tenant agrees to take all actions necessary to reinstate the CT&T escrow. The parties have executed this Second Amendment to Industrial Building Lease as of the date set forth above. TENANT: LANDLORD: IL GROWN MEDICINE LLC, KINZIE PROPERTIES, LLC, An Illinois limited liability company an Illinois limited liability company By: By: Its: Its: 2400 GREENLEAF PARTNERS, LLC, an Illinois limited liability company By: Its: Arnstein & Lehr LLP agrees to be bound by the instructions set forth above. Arnstein & Lehr.(LLP By A partner

FIRST AMENDMENT TO INDUSTRIAL BUILDING LEASE This First Amendment (“Amendment”) is made as of this 5th day of May 2016, by and between Kinzie Properties, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, and 2400 Greenleaf Partners, LLC, an Illinois limited liability company, as to an undivided fifty percent (50%) interest, as tenants in common (collectively “Landlord”), and IL Grown Medicine LLC, an Illinois limited liability company (“Tenant”). WHEREAS, Landlord and Tenant are parties to a certain Industrial Building Lease dated as of September 1, 2015 (“Lease”), with respect to certain 11,622 rentable square foot Premises located at 2410 Greenleaf A venue, Elk Grove Village, Illinois; WHEREAS, Landlord issued to Tenant a default notice dated April21, 2016 for Tenant’s failure to timely make the remaining $300,000 deposit (“Carlson Lien Deposit”) required under Section 11.2 of the Lease. Pursuant to said default notice, Tenant currently has until May 2, 2016 to cure such default (“Carlson Lien Deposit Cure Period”). WHEREAS, Tenant has received a commitment letter for financing and/or equity investment from 4Front Ventures Inc., a Delaware C Corporation (“4Front”), the initial funding of which Tenant anticipates will occur on or before May 31, 2016. WHEREAS, in order to induce Landlord to extend the Carlson Lien Deposit Cure Period, 4Front has, simultaneously herewith, agreed to a certain Guarantee with respect to the Carlson Lien Deposit and Tenant’s obligation set forth below to defend Landlord against potential claims by NuMed (“4Front Guarantee”) as set forth below. WHEREAS, the parties desire to modifY the Lease and extend the Carlson Lien Deposit Cure Period as provided herein; NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein, Ten Dollars ($10.00) paid, and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows: 1. Unless otherwise defined herein, all terms used herein shall have the same meaning as ascribed to them in the Lease. If the terms of this Amendment conflict with the Lease, the terms of this Amendment shall govern. As amended hereby, the Lease remains in full force and effect. 2. Provided Landlord receives both the 4Front Guarantee below and the May 2016 Rent payment by cashier’s check or wire transfer on or before May 6, 2016, Landlord agrees that the Carlson Lien Deposit Cure Period is extended to May 31, 2016. If Landlord does not receive either the 4Front Guarantee or the May 2016 Rent payment on or before May 6, 2016, then this Paragraph 2 shall be void, the Carlson Lien Deposit Cure Date not be extended, and Landlord shall be free to exercise any and all remedies with respect to Tenant’s default. 3. A default by 4Front under the 4Front Guarantee shall constitute a monetary default by Tenant under this Lease. 4. Tenant shall defend, indemnifY and hold harmless Landlord, its managers and members for all claims, actions, damages, and expenses, including attorneys’ fees incurred by Landlord, its managers and members, resulting from a claim brought against Landlord by NuMedPartners Illinois LLC under that certain letter of intent dated November 25, 2015 between Tenant and NuMed Partners Illinois LLC or any agreement referenced therein. Tenant represents that it has no other agreements with Numed except as set forth in said letter of intent. The obligations of Tenant under this Section shall survive any termination of the Lease. 5. Paragraph 1.3(a) of the Lease is deleted and replaced by the following: (a) During Hollander Lease. Tenant acknowledges that both the 2420N Space and the 2400 Space (as hereafter defined) are currently leased by Hollander Express & Van Company (“Hollander”) pursuant to a written lease (“Hollander Lease”) under which Landlord has certain termination rights. If the Hollander Lease is in effect, Tenant shall have the right to first expand the Premises to include that portion of the space known as 2420 Greenleaflocated north of the existing east/west concrete wall that is approximately 120 feet south of the north exterior wall, which comprises 12,500 rentable square feet (the “2420N Space), upon one hundred (I 00) days prior written notice to Landlord, provided Tenant has first deposited by wire transfer the applicable Additional Security Deposit set forth below. If the Hollander Lease is still in effect, and if Tenant has either simultaneously or previously exercised the 2420N Space expansion option, Tenant shall have the further right to expand into the space known as 2400 Greenleaf which comprises 28,930 rentable square feet (the “2400 Space”), upon Three Hundred Eighty (380) days prior written notice to Landlord, provided Tenant has first deposited by wire transfer to Landlord the applicable Additional Security Deposit set forth below. Plans of the 2420N Space and the 2400 Space are attached hereto as Exhibit “A”. Tenant stipulates and agrees to the rentable square footage set forth above of the 2420N Space and the 2400 Space. 6. Paragraph 11.2 of the Lease is deleted and replaced by the following: 11.2 Carlson Lien. Prior to execution of this Lease, Tenant contracted with Carlson Brothers, Inc. (“Carlson”) to perform certain work at the Premises. On or about February 16, 2016, Carlson filed that certain General Contractors Claim for Mechanic’s Lien filed against the Real Estate and subsequently filed suit against Landlord and Tenant to enforce and collect on such lien (collectively the “Carlson Action”). Tenant (1) has paid to Landlord by wire transfer of immediately available funds $100,000.00 on or before execution of this Lease, and (2) Tenant shall pay by wire transfer of immediately available funds $300,000.00 no later than May 31, 2016, to Chicago Title Insurance Company, as escrow agent, as security for the performance of Tenant’s obligations under this Article XXI (collectively “Carlson Lien Deposit”). The parties shall promptly and in good faith agree on the form of escrow instructions for said escrow agent to hold and disburse such funds in accordance with the terms of this Section 11.2. If the parties are unable to agree on such escrow language by May 27, 2016, Tenant shall nonetheless be obligated to wire the Carlson Lien Deposit to escrow agent on or before May 31, 2016, and in such event the parties shall execute Chicago Title’s standard form of strict joint escrow instructions. Tenant’s obligations under this Article XXI are not limited to the amount of the Carlson Lien Deposit, and Tenant shall in all events diligently defend the Carlson Action and procure from Carlson and deliver to Landlord a full, final and unconditional lien waiver, release, discharge and dismissal with prejudice of the Carlson Action and any and all other liens, claims, suits and actions by Carlson and its subcontractors with respect to Landlord or the Real Estate, each in form reasonably satisfactory to Landlord (“Carlson Release”). Upon Landlord’s receipt of the Carlson Release, whether pursuant to a settlement, adjudication of the action or otherwise, and provided Tenant is not in default under this Lease, Landlord agrees to release to Carlson all Of’ part of the Carlson Lien Deposit, as Tenant may direct, and release any balance of the Carlson Lien Deposit to Tenant. If the Carlson Lien Deposit is not sufficient to obtain the Carlson Release, Tenant shall pay to Carlson the end the Carlson Action and such continues for thirty (30) days after written notice from Landlord pointing out said deficiency (or such shorter time as may to avoid a default judgment against or if a judgment is entered against the Landlord, or if Landlord terminates the Lease for a material default by Tenant after the giving of written notice and expiration of applicable cure periods, then Landlord may, without limiting its other remedies and without requirement of further notice to Tenant, disburse or otherwise use some or all (){ the Carlson Lieo Deposit to pay a judgment in the Car1son Action or to defend, litigate or settle the Carlson Action as Landlord io its sole discretion may determine. The parties have executed this Amendment a.-. of the date set forth above. TENANT: LANDLORD: IL GROWN MEDICINE LLC. KINZIE PROPERTIES, LLC, An is limited liability company By:_ _ Its: 2400 GREENLEAF PARTNERS. LLC, is limited liability company By:_ _ _ Its: _ 4FRONT GUARANTEE: 4Front guarantees to Landlord that in the event the Carlson Lien Deposit referenced in the above amended Lease is not paid to Landlord by May 31, 20 16, then, pay said Carlson Lien Deposit to Landlord immediately. 4FRONT VENTURES, INC A Delaware all Of’ part of the Carlson Lien Deposit, as Tenant may direct, and release any balance of the Carlson Lien Deposit to Tenant. If the Carlson Lien Deposit is not sufficient to obtain the Carlson Release, Tenant shall pay to Carlson the end the Carlson Action and such continues for thirty (30) days after written notice from Landlord pointing out said deficiency (or such shorter time as may to avoid a default judgment against or if a judgment is entered against the Landlord, or if Landlord terminates the Lease for a material default by Tenant after the giving of written notice and expiration of applicable cure periods, then Landlord may, without limiting its other remedies and without requirement of further notice to Tenant, disburse or otherwise use some or all (){ the Carlson Lieo Deposit to pay a judgment in the Car1son Action or to defend, litigate or settle the Carlson Action as Landlord io its sole discretion may determine. The parties have executed this Amendment a.-. of the date set forth above. TENANT: LANDLORD: IL GROWN MEDICINE LLC. KINZIE PROPERTIES, LLC, An is limited liability company By:_ _ Its: 2400 GREENLEAF PARTNERS. LLC, is limited liability company By:_ _ _ Its: _ 4FRONT GUARANTEE: 4Front guarantees to Landlord that in the event the Carlson Lien Deposit referenced in the above amended Lease is not paid to Landlord by May 31, 20 16, then, pay said Carlson Lien Deposit to Landlord immediately. 4FRONT VENTURES, INC A Delaware